Exhibit 10.2

Notice of Grant of Performance Stock Unit Award	BROADCOM INC.
Under the Avago Technologies Limited	1320 Ridder Park Drive
2009 Equity Incentive Award Plan	San Jose, CA 95131

GRANTEE NAME: <Participant Name>	Grant Date: Vesting Base Date:	<Grant Date> <Performance Schedule Start Date>
GRANTEE ID: <Employee ID> GRANT NUMBER: <Client Grant ID>	Number of Performance Stock Units:	<Grant Custom Field 4>

The maximum number of shares that may be issued in respect of the Performance Stock Units is <Number of Awards Granted> shares.

On the grant date shown above (the “Grant Date”), Broadcom Inc., a Delaware corporation (the “Company”), granted to the grantee identified above (“you” or the “Participant”) the number of performance stock units shown above (the “PSUs” or “Performance Stock Units”) under the Avago Technologies Limited 2009 Equity Incentive Award Plan, as amended (the “Plan”). If and when it vests, this award entitles you to receive a number of shares of the Company’s common stock (each, a “Share”) as determined below.

The number of Shares issuable in respect of each Performance Period (as defined in Exhibit A) shall be determined by multiplying the Achievement Factor (as determined in accordance with Exhibit A) for such Performance Period by twenty-five percent (25%) of the total number of PSUs shown above if you have not incurred a Termination of Services prior to the March 15 immediately following the end of such Performance Period (each such March 15, a “Vesting Date”) and subject to the additional terms set forth in the attached Performance Stock Unit Award Agreement.

Notwithstanding anything to the contrary in any Company plan in which you participate or any agreement to which you are party or any Company policy, the vesting of the PSUs shall not accelerate in the event of any Termination of Service, Change in Control, or termination due to death or permanent disability (or in any other event or circumstance) that occurs prior to the Vesting Base Date.

By accepting this award electronically through the Plan service provider’s online grant acceptance process:

(1) You agree that the PSUs are governed by this Notice of Grant and the attached Performance Stock Unit Award Agreement (including Exhibits and Annexes thereto and together with the Notice of Grant, the “Agreement”) and the Plan.

(2) You have received, read and understand the Agreement, the Plan and the prospectus for the Plan.

(3) You agree that the Company, in its sole discretion, may satisfy any withholding obligations in respect of the PSUs and any other performance stock units or restricted stock units, if any, granted to you prior to the Grant Date under the Plan or any other Company equity incentive plan (each, a “Prior Award”) in accordance with Section 2.6 of the Agreement by (i) withholding Shares otherwise issuable to you upon vesting of the PSUs or such Prior Award, (ii) instructing a broker on your behalf to sell Shares issuable to you upon vesting of the PSUs or such Prior Award and submit proceeds of such sale to the Company or (iii) using any other method permitted by Section 2.6 of the Agreement, the Plan or the equity incentive plan pursuant to which such Prior Award was granted.

(4) You agree to accept as binding all decisions or interpretations of the Administrator or its delegate regarding any questions relating to the Plan or the Agreement, including, if you provide services outside the United States, the global provisions and any specific provisions for the country in which you provide services, attached to the Agreement as Exhibit B (the “Foreign Provisions”).

(5) You have read and agree to comply with the Company’s Insider Trading Policy.

Capitalized terms not specifically defined in this Notice shall have the meanings specified in the Plan or the Agreement.

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Avago Plan MY PSU Agreement (Revised Nov. 2018)

AVAGO TECHNOLOGIES LIMITED

2009 EQUITY INCENTIVE AWARD PLAN

PERFORMANCE STOCK UNIT AWARD AGREEMENT

Broadcom Inc., a Delaware corporation (the “Company”), pursuant to the Avago Technologies Limited 2009 Equity Incentive Award Plan, as amended from time to time (the “Plan”), has granted to the grantee indicated in the attached Notice of Grant (the “Notice of Grant”) an award of performance stock units (“Performance Stock Units” or “PSUs”). The PSUs are subject to all of the terms and conditions set forth in this Performance Stock Unit Award Agreement (including Exhibits and Annexes thereto and together with the Notice of Grant, the “Agreement”) and the Plan.

BY ACCEPTING THIS AWARD, YOU CONSENT TO THE USE AND SHARING OF YOUR PERSONAL DATA AS SET FORTH IN THE APPLICABLE PROVISIONS IN EXHIBIT B.

ARTICLE I

GENERAL

1.1 Defined Terms. Capitalized terms not specifically defined in this Agreement shall have the meanings specified in the Plan or in the Notice of Grant, unless the context clearly requires otherwise.

(a) “Termination of Consultancy” shall mean the time when the engagement of Participant as a Consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, by resignation, discharge, death, disability, or retirement, but excluding: (a) terminations where there is a simultaneous employment or continuing employment of Participant by the Company or any Subsidiary, and (b) terminations where there is a simultaneous re-establishment of a consulting relationship or continuing consulting relationship between Participant and the Company or any Subsidiary. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Consultancy, including, but not by way of limitation, the question of whether a particular leave of absence constitutes a Termination of Consultancy. Notwithstanding any other provision of the Plan, the Company or any Subsidiary has an absolute and unrestricted right to terminate a Consultant’s service at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

(b) “Termination of Directorship” shall mean the time when Participant, if he or she is or becomes a Non-Employee Director, ceases to be a Director for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, death or retirement. The Board, in its sole and absolute discretion, shall determine the effect of all matters and questions relating to Termination of Directorship with respect to Non-Employee Directors.

Avago Plan MY PSU Agreement (Revised Nov. 2018)

(c) “Termination of Employment” shall mean the time when the employee-employer relationship between Participant and the Company or any Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding: (a) terminations where there is a simultaneous reemployment or continuing employment of Participant by the Company or any Subsidiary, and (b) terminations where there is a simultaneous establishment of a consulting relationship or continuing consulting relationship between Participant and the Company or any Subsidiary. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a particular leave of absence constitutes a Termination of Employment.

(d) “Termination of Services” shall mean Participant’s Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.

1.2 General. The Performance Stock Units represent the right to receive a number of Shares determined in accordance with Exhibit A if and when they vest. The Performance Stock Units shall not be treated as property or as a trust fund of any kind.

1.3 Incorporation of Terms of Plan. PSUs are subject to the terms and conditions of the Plan which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

ARTICLE II

GRANT OF PERFORMANCE STOCK UNITS

2.1 Grant of PSUs. In consideration of your continued employment with or service to the Company or a Subsidiary and for other good and valuable consideration, effective as of the Grant Date set forth in the Notice of Grant (the “Grant Date”), the Company granted to you the number of PSUs set forth in the Notice of Grant.

2.2 Company’s Obligation to Pay. Subject to and until the PSUs will have vested in the manner set forth in Article II hereof, you will have no right to payment of any such PSUs. Prior to actual payment of any vested PSUs, such PSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

2.3 Vesting Schedule. Subject to Sections 2.4 and 3.12, your PSUs will vest and become nonforfeitable according to the vesting schedule set forth in the Notice of Grant as long as you have not had a Termination of Services prior to the applicable Vesting Date. Unless otherwise determined by the Administrator, employment or service for a portion, even a substantial portion, of the vesting period will not entitle you to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a Termination of Services as provided in Section 2.5 below or under the Plan.

Avago Plan MY PSU Agreement (Revised Nov. 2018)

2.4 Change in Control Treatment. In the event a Change in Control occurs following the Vesting Base Date but prior to the end of any Performance Period (as defined in Exhibit A), each Performance Period then in effect shall be shortened to end at such date within ten (10) days prior to the closing of the Change in Control as determined by the Administrator, the Achievement Factor for each such Performance Period shall be calculated on a date occurring prior to the closing of the Change in Control, as determined by the Administrator, in its sole discretion, and such Performance Stock Units will vest on the Vesting Date following each originally scheduled Performance Period related to such Performance Stock Units, with the number of Shares to be issued upon such vesting determined using the Achievement Factor calculated in accordance with this Section 2.4, subject, in each case, to you not experiencing a Termination of Services prior to the applicable Vesting Date. For the avoidance of doubt, the Performance Stock Units shall be subject to any accelerated vesting applicable to such Performance Stock Units under any change in control plan you participate in or any change in control agreement you are party to, in each case, in accordance with the terms thereof and using the Achievement Factor determined in accordance with this Section 2.4; provided, that, the vesting of the Performance Stock Units shall not accelerate in the event of any Termination of Service, Change in Control, or termination due to death or permanent disability (or in any other event or circumstance) that occurs prior to the Vesting Base Date.

2.5 Forfeiture, Termination and Cancellation upon Termination of Services. Upon your Termination of Services prior to a Vesting Date for any or no reason, the PSUs subject to such Performance Period will be automatically forfeited, terminated and cancelled as of the applicable termination date without payment of any consideration by the Company, and you, or your beneficiary or personal representative, as the case may be, shall have no further rights hereunder. In addition, any PSUs that do not vest in accordance with the Notice of Grant and Exhibit A will be automatically forfeited, terminated and cancelled as of the Determination Date applicable to such PSUs without payment of any consideration by the Company, and you, or your beneficiary or personal representative, as the case may be, shall have no further rights hereunder.

2.6 Payment after Vesting.

(a) On or before the tenth (10th) day following the later of (i) the Determination Date or (ii) the Vesting Date for each Performance Period, the Company shall deliver to the Participant that number of Shares, if any, issuable in respect of such Performance Period, as determined in accordance with the Notice of Grant. Notwithstanding the foregoing, in the event Shares cannot be issued because of the failure to meet one or more of the conditions set forth in Section 2.8(a), (b) or (c) hereof, then the Shares shall be issued pursuant to the preceding sentence as soon as administratively practicable after the Administrator determines that Shares can again be issued in accordance with Sections 2.8(a), (b) and (c) hereof. Notwithstanding any discretion in the Plan, the Notice of Grant or this Agreement to the contrary, upon vesting of the PSUs, Shares will be issued, if at all, as set forth in this section. In no event will the PSUs be settled in cash.

(b) Notwithstanding anything to the contrary in this Agreement or the agreements evidencing any Prior Awards, the Company shall be entitled to require you to pay any sums required by applicable law to be withheld with respect to the PSUs, the issuance of Shares or with respect to any Prior Awards. Such payment shall be made in such form of consideration as determined by the Company in its sole discretion, including:

(i) Cash or check;

Avago Plan MY PSU Agreement (Revised Nov. 2018)

(ii) Surrender or withholding of Shares otherwise issuable under the PSUs or Prior Awards, as applicable, and having an aggregate Fair Market Value on the date withholding no greater than the aggregate amount of such liabilities based on the maximum statutory withholding rates in your applicable jurisdiction;

(iii) Other property acceptable to the Company in its sole discretion (including cash resulting from a transaction (a “Sell to Cover”) in which the Company, on your behalf, instructs Fidelity Stock Plan Services, LLC or one of its affiliates or another agent selected by the Company (collectively, the “Agent”) to sell a number of Shares issued to you sufficient to meet the withholding obligation, as determined by the Company in its sole discretion, and to remit proceeds of such sale to the Company sufficient to satisfy the withholding obligation); or

(iv) By deduction from other compensation payable to you.

If the Company requires or permits a Sell to Cover:

(A) You hereby appoint the Agent as your agent and direct the Agent to (1) sell on the open market at the then prevailing market price(s), on your behalf, promptly after any PSUs (or Prior Awards) vest, such number of the Shares that are issued in respect of such PSUs (or subject to or issued in respect of such Prior Awards) as the Agent determines will generate sufficient proceeds to cover (x) any estimated tax, social insurance, payroll, fringe benefit or similar withholding obligations with respect to such vesting and (y) all applicable fees and commissions due to, or required to be collected by, the Agent with respect thereto and (2) in the Company’s discretion, apply any remaining funds to your federal tax withholding or remit such remaining funds to you.

(B) You hereby authorize the Company and the Agent to cooperate and communicate with one another to determine the number of Shares to be sold pursuant to subsection (A) above. You understand that to protect against declines in the market price of Shares, the Agent may determine to sell more than the minimum number of Shares needed to generate the required funds.

(C) You understand that the Agent may effect sales as provided in subsection (A) above in one or more sales and that the average price for executions resulting from bunched orders will be assigned to your account. In addition, you acknowledge that it may not be possible to sell Shares as provided in subsection (A) above due to (1) a legal or contractual restriction applicable to the Agent, (2) a market disruption, or (3) rules governing order execution priority on the national exchange where the Shares may be traded. In the event of the Agent’s inability to sell Shares, you will continue to be responsible for the timely payment to the Company and/or its affiliates of all federal, state, local and foreign taxes that are required by applicable laws and regulations to be withheld, including but not limited to those amounts specified in subsection (A) above.

Avago Plan MY PSU Agreement (Revised Nov. 2018)

(D) You acknowledge that, regardless of any other term or condition of this Section 2.6(b), neither the Company nor the Agent will have any liability to you for (1) special, indirect, punitive, exemplary, or consequential damages, or incidental losses or damages of any kind, (2) any failure to perform or for any delay in performance that results from a cause or circumstance that is beyond its reasonable control, or (3) any claim relating to the timing of any Sell to Cover, the price at which Shares are sold in any Sell to Cover, or the timing of the delivery to you of any Shares following any Sell to Cover. Regardless of the Company’s or any Subsidiary’s actions in connection with tax withholding pursuant to this Agreement, you acknowledge that the ultimate responsibility for any and all tax-related items imposed on you in connection with any aspect of the PSUs (and any Prior Awards) and any Shares issued upon vesting of the PSUs (or subject to or issued in respect of your Prior Awards) is and remains your responsibility and liability. Except as expressly stated herein, neither the Company nor any Subsidiary makes any commitment to structure the PSUs (or any Prior Award) to reduce or eliminate your liability for tax-related items.

(E) You hereby agree to execute and deliver to the Agent any other agreements or documents as the Agent reasonably deems necessary or appropriate to carry out the purposes and intent of this Section 2.6(b). The Agent is a third-party beneficiary of this Section 2.6(b).

This Section 2.6(b) shall survive termination of this Agreement until all tax withholding obligations arising in connection with this Award have been satisfied.

The Company shall not be obligated to deliver any Shares to you unless and until you have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes required to be withheld in connection with the grant, vesting or settlement of the PSUs.

2.7 Rights as Stockholder. As a holder of PSUs you are not, and do not have any of the rights or privileges of, a stockholder of the Company, including, without limitation, any dividend rights or voting rights, in respect of the PSUs and any Shares issuable upon vesting or settlement thereof unless and until such Shares shall have been actually issued by the Company to you. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14.2 of the Plan.

2.8 Conditions to Delivery of Shares. Subject to Section 11.4 of the Plan, the Shares deliverable hereunder, or any portion thereof, may be either previously authorized but unissued Shares or issued Shares which have then been reacquired by the Company. Such Shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any Shares deliverable hereunder prior to fulfillment of all of the following conditions:

(a) The admission of such Shares to listing on all stock exchanges on which the Shares are then listed;

(b) The completion of any registration or other qualification of such Shares under any state, federal or foreign law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable;

(c) The obtaining of any approval or other clearance from any state, federal or foreign governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;

Avago Plan MY PSU Agreement (Revised Nov. 2018)

(d) The receipt by the Company of full payment for such Shares, including payment of any applicable withholding tax, which may be in one or more of the forms of consideration permitted under Section 2.6 hereof; and

(e) The lapse of such reasonable period of time following a Vesting Date as the Administrator may from time to time establish for reasons of administrative convenience.

ARTICLE III

OTHER PROVISIONS

3.1 Administration. The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon you, the Company and all other interested persons. No member of the Administrator or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the PSUs.

3.2 Adjustments Upon Specified Events. In addition, upon the occurrence of certain events relating to the Shares contemplated by Section 14.2 of the Plan (including, without limitation, an extraordinary cash dividend on such Shares), the Administrator shall make such adjustments as the Administrator deems appropriate in the number of Performance Stock Units then outstanding and the number and kind of securities that may be issued in respect of the Performance Stock Units. You acknowledge that the PSUs are subject to modification and termination in certain events as provided in this Agreement and Article 14 of the Plan.

3.3 Grant is Not Transferable. Your PSUs may not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the PSUs, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, the PSUs will terminate immediately and will become null and void.

3.4 Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at the Participant’s last address reflected on the Company’s records, including any email address. By a notice given pursuant to this Section 3.4, either party may hereafter designate a different address for notices to be given to that party. Any notice to the Company shall be deemed given when actually received. Any notice given by the Company shall be deemed given when sent via email or 5 U.S. business days after mailing.

3.5 Titles. Titles provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Avago Plan MY PSU Agreement (Revised Nov. 2018)

3.6 Governing Law; Severability. The laws of the State of California shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

3.7 Conformity to Securities Laws. You acknowledge that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state and foreign securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the PSUs are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

3.8 Amendments, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board, provided, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the PSUs in any material way without your prior written consent.

3.9 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in Section 3.3 hereof, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.

3.10 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if you are subject to Section 16 of the Exchange Act, the Plan, the PSUs and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by and necessary to comply with applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

3.11 Not a Contract of Employment. Nothing in this Agreement or in the Plan shall confer upon you any right to continue to serve as an employee or other service provider of the Company or any of its Subsidiaries.

3.12 Dispute Resolution. By accepting the PSUs, if you are an employee providing services in the U.S., you agree to the provisions of, and to be bound by, the Broadcom Inc. Mandatory Employment Arbitration Agreement attached as Exhibit C hereto (the “Arbitration Agreement”). In the event you violate the Arbitration Agreement, the PSUs will thereupon be cancelled for no consideration.

Avago Plan MY PSU Agreement (Revised Nov. 2018)

3.13 Entire Agreement. The Plan, the Notice of Grant and this Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

3.14 Section 409A. The PSUs are not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). However, notwithstanding any other provision of the Plan or this Agreement, if at any time the Administrator determines that the PSUs (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify you or any other person for failure to do so) to adopt such amendments to the Plan or this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate either for the PSUs to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.

3.15 Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. Neither the Plan nor any underlying program, in and of itself, has any assets. The Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the PSUs, and rights no greater than the right to receive the Shares as a general unsecured creditor with respect to PSUs, as and when payable hereunder.

3.16 Additional Terms for Participants Providing Services Outside the United States. To the extent you provide services to the Company or a Subsidiary in a country other than the United States, the PSUs shall be subject to such additional or substitute terms as shall be set forth for such country in Exhibit B attached hereto. If you relocate to one of the countries included in Exhibit B during the life of the PSUs, Exhibit B, including the provisions for such country, shall apply to you and the PSUs, to the extent the Company determines that the application of such provisions is necessary or advisable in order to comply with applicable law or facilitate the administration of the Plan. In addition, the Company reserves the right to impose other requirements on the PSUs and the Shares issued upon vesting of the PSUs, to the extent the Company determines it is necessary or advisable in order to comply with local laws or facilitate the administration of the Plan, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

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Avago Plan MY PSU Agreement (Revised Nov. 2018)

EXHIBIT A

TO AVAGO TECHNOLOGIES LIMITED

2009 EQUITY INCENTIVE AWARD PLAN

PERFORMANCE STOCK UNIT AWARD AGREEMENT

PERFORMANCE CRITERIA AND MEASUREMENT

1.	Definitions.

For the purposes of the charts, calculations and conditions below:

a.

“Average Market Value,” with respect to a company, shall mean the average closing trading price of a company’s shares on the principal exchange on which such shares are then traded, during the 30 consecutive calendar days ending on (and including) a specified date, as reported by the applicable principal exchange on which such company’s shares are listed or quoted, or by such other authoritative source as the Administrator may determine.

b.	“Prior Achievement Sum” means the sum of the Achievement Factors (as defined below) for Performance Period 1, Performance Period 2 and Performance Period 3.

c.	“Relative TSR” shall mean the Company’s TSR relative to the TSR of the companies that comprise the S&P 500 Index as of the last day of the Performance Period, expressed as a percentile.

d.

“TSR” means the compound annual total stockholder return of the Company (or of a company in the S&P 500 Index, as applicable), as measured by the change in the price of a Share (or the publicly traded securities of a company in the S&P 500 Index, as applicable) over the Performance Period (positive or negative), calculated based on the Average Market Value on the first day of the Performance Period as the beginning share price, and the Average Market Value on the last day of the Performance Period as the ending share price, and assuming dividends (if any) are reinvested based on the price of a Share (or the publicly traded securities of a company in the S&P 500 Index, as applicable) in accordance with the “gross” or “total” return methodology as defined by S&P Dow Jones.

2.

Performance Periods. There shall be four performance periods (each, a “Performance Period”) as follows: March 2 immediately preceding the Vesting Base Date (the “Performance Period Commencement Date”) through March 1 of the first calendar year following the Performance Period Commencement Date (“Performance Period 1”), the Performance Period Commencement Date through March 1 of the second calendar year following the Performance Period Commencement Date (“Performance Period 2”), the Performance Period Commencement Date through the March 1 of the third calendar year following the Performance Period Commencement Date (“Performance Period 3”) and the Performance Period Commencement Date through March 1 of the fourth calendar year following the Performance Period Commencement Date (“Performance Period 4”).

A - 1

Avago Plan MY PSU Agreement (Revised Nov. 2018)

3.

Achievement Factor. As soon as administratively practicable, and in any event within 60 days, following the end of each Performance Period, the Administrator shall determine the Relative TSR for such Performance Period and calculate the Achievement Factor (such date of determination, the “Determination Date”). For the purposes hereof, “Achievement Factor” shall mean that factor determined under the applicable table below.

Relative TSR Performance Periods 1, 2 and 3	Achievement Factor
Below the 25th percentile of the S&P 500	0

At the 25th percentile of the S&P 500	0.50

At or above the 50th percentile of the S&P 500	1

Relative TSR Performance Period 4	Achievement Factor
Below the 25th percentile of the S&P 500	0

At the 25th percentile of the S&P 500	Prior Achievement Sum greater than or equal to 1.5 = 0.5. Prior Achievement Sum less than 1.5 = 2 less the Prior Achievement Sum.

At the 50th percentile of the S&P 500	4 less the Prior Achievement Sum.

At or above the 75th percentile of the S&P 500	Absolute TSR Negative = 4 less the Prior Achievement Sum. Absolute TSR Neutral or Positive = 8 less the Prior Achievement Sum.

If the Relative TSR achieved during the applicable Performance Period is between two of the levels set forth in the tables above, the Achievement Factor shall be determined using linear interpolation. For the avoidance of doubt, the Shares issuable in respect of the PSUs shall in no event exceed two times the number of PSUs shown in the Notice of Grant, and in the event the Relative TSR for the Performance Period is less than the 25th percentile, the Achievement Factor shall be 0 (i.e., no linear interpolation between the two lowest Relative TSR achievement levels set forth in the tables above). If our absolute TSR is negative for Performance Period 4, then the maximum number of Shares issuable in respect of the PSUs is 100% of the number of PSUs shown in the Notice of Grant.

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Avago Plan MY PSU Agreement (Revised Nov. 2018)

EXHIBIT B

TO AVAGO TECHNOLOGIES LIMITED

2009 EQUITY INCENTIVE AWARD PLAN

PERFORMANCE STOCK UNIT AWARD AGREEMENT

This Exhibit B includes (i) additional terms and conditions applicable to all Participants providing services to the Company or a Subsidiary outside the United States, and (ii) additional terms applicable to Participants providing services to the Company or a Subsidiary in the countries identified below. These terms and conditions are in addition to those set forth in the Agreement and to the extent there are any inconsistencies between these terms and conditions and those set forth in the Agreement, these terms and conditions shall prevail. Any capitalized term used in this Exhibit B without definition shall have the meaning ascribed to such term in the Plan or the Agreement, as applicable.

For your convenience and information, we have provided certain general information regarding some of the tax and/or exchange control requirements that may apply to participants in certain of the countries identified in Section II below. Such information is current only as of November 2018 (except as otherwise indicated below), and the Company undertakes no obligation to update any such information and does not ensure that it is complete or correct. This information may not apply to your individual situation, and may not be current as of any particular date in the future. The absence of any information on tax or foreign exchange requirements for any particular country should not be regarded as an indication that no such requirements may apply in that country. The laws, rules and regulations of any country regarding the holding of securities may be subject to frequent change.

You are advised to seek appropriate professional advice as to how the relevant exchange control and tax laws in your country may apply to your individual situation.

I. GLOBAL PROVISIONS APPLICABLE TO PARTICIPANTS IN ALL COUNTRIES OTHER THAN THE UNITED STATES

1. General Acknowledgements and Agreements: You further acknowledge and agree that:

(a) No Guarantee of Continued Service. THE VESTING OF THE PERFORMANCE STOCK UNITS PURSUANT TO THE VESTING SCHEDULE WILL OCCUR ONLY IF YOU CONTINUE AS A DIRECTOR, CONSULTANT OR EMPLOYEE (AS APPLICABLE) TO THE COMPANY OR A SUBSIDIARY THROUGH THE APPLICABLE VESTING DATE. YOU FURTHER ACKNOWLEDGE AND AGREE THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A DIRECTOR, CONSULTANT OR EMPLOYEE FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH YOUR RIGHT OR THE RIGHT OF THE COMPANY OR ANY SUBSIDIARY TO EFFECT A TERMINATION OF SERVICES AT ANY TIME, WITH OR WITHOUT CAUSE, NOR SHALL IT BE CONSTRUED TO AMEND OR MODIFY THE TERMS OF ANY CONSULTANCY, DIRECTORSHIP, EMPLOYMENT OR OTHER SERVICE AGREEMENT BETWEEN YOU AND THE COMPANY OR ANY SUBSIDIARY.

(b) The Plan is discretionary in nature and that, subject to the terms of the Plan, the Company can amend, cancel or terminate the Plan at any time.

Avago Plan MY PSU Agreement (Revised Nov. 2018)

(c) The grant of the PSUs under the Plan is voluntary and occasional and does not give you any contractual or other right to receive PSUs or benefits in lieu of PSUs in the future, even if you have received PSUs repeatedly in the past.

(d) All determinations with respect to any future awards, including, but not limited to, the times when awards under the Plan shall be granted and the terms thereof, including the time or times when any PSUs may vest, will be at the sole discretion of the Company.

(e) Your participation in the Plan is voluntary.

(f) The value of the PSUs is an extraordinary item of compensation that is outside of the scope of your directorship, consultancy or employment contract or relationship.

(g) The PSUs are not part of normal or expected compensation or salary for any purpose, including, without limitation, calculating severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits, or similar payments.

(h) The PSUs shall expire, terminate and be forfeited upon your Termination of Services for any reason, except as otherwise explicitly provided in this Agreement and/or the Plan.

(i) The future value of the Shares that may be issued upon vesting of the PSUs is unknown and cannot be predicted with any certainty.

(j) If you are not an employee of the Company as of the grant date shown on the Notice of Grant, the grant of the PSUs shall in no event be understood or interpreted to mean that the Company is your employer or that you have an employment relationship with the Company.

(k) No claim or entitlement to compensation or damages arises from the expiration, termination or forfeiture of the PSUs or any portion thereof. You irrevocably release the Company, its parent(s) and subsidiaries from any such claim. Such a claim will not constitute an element of damages in the event of a Termination of Services for any reason, even if the termination is in violation of an obligation of the Company or any Subsidiary, to you.

(l) Neither the Company nor any Subsidiary has provided you, and nor will they provide you, with any specific tax, legal or financial advice with respect to the PSUs, the Shares issuable upon vesting of PSUs, this Agreement or the Plan. Neither the Company nor any Subsidiary is making nor have they made any recommendations relating to your participation in the Plan, the receipt of the PSUs or the acquisition or sale of Shares upon vesting of PSUs.

(m) You shall bear any and all risk associated with the exchange of currency and the fluctuation of currency exchange rates in connection with this Award, including without limitation in connection with the sale of any Shares issued upon vesting of the PSUs (“Currency Exchange Risk”), and you hereby waive and release the Company and its Subsidiaries from any claims arising out of Currency Exchange Risk.

(n) You agree that it is your responsibility to comply, and you shall comply, with any and all exchange control requirements applicable to the PSUs and the sale of Shares issued upon vesting of the PSUs and any resulting funds including, without limitation, reporting or repatriation requirements.

Avago Plan MY PSU Agreement (Revised Nov. 2018)

(o) Neither the Company nor any Subsidiary is responsible for your legal compliance requirements relating to the PSUs or the ownership and possible sale of any Shares issued upon vesting of the PSUs, including, but not limited to, tax reporting, the exchange of U.S. dollars into or from your local currency, the transfer of funds to or from the United States, and the opening and use of a U.S. brokerage account.

(p) If this Agreement, the Plan, any website or any other document related to the PSUs is translated into a language other than English, and if the translated version is different from the English version, the English language version will take precedence. You confirm having read and understood the documents relating to the Plan and the PSUs, including, without limitation, this Agreement, which were provided to you in English, and waive any requirement for the Company to provide these documents in any other language.

(q) Your right to vest in the PSUs will terminate effective as of the date that is the earlier of (1) the effective date of the your Termination of Services (whether or not in breach of local labor laws), or (2) the date you are no longer actively providing service, regardless of any notice period or period of pay in lieu of such notice required under applicable laws (including, but not limited to statutory law, regulatory law and/or common law); the Company shall have the exclusive discretion to determine when the you are no longer actively providing service for purposes of the PSUs.

(r) To the extent you are providing services in a country identified in Section II of this Exhibit B, you understand and agree that the provisions for such country apply and are incorporated into the Agreement.

2. Consent to Personal Data Processing and Transfer. The entities listed in Annex 1 (the “Broadcom Entities”) may hold, and by accepting the PSUs you consent to their holding, your personal information, including your name, home address, telephone number, date of birth, social security number or other employee tax identification number, national identification number, passport number, employment history and status, salary, nationality, job title, and information about any equity compensation grants or Shares awarded, cancelled, purchased, vested, unvested or outstanding in your favor (the “Data”).

The Broadcom Entities use the Data for the purpose of implementing, managing and administering the Plan and employee compensation and for compliance and financial reporting purposes (the “Purpose”).

The Broadcom Entities may transfer, and by accepting the PSUs you consent to any such transfer of, the Data to other Broadcom Entities, to entities listed in Annex 2 or to other entities to assist the Broadcom Entities in the Purpose. The Broadcom Entities may also make the Data available to public authorities where required by law or regulation. The third parties and public authorities may be located in the United States, the European Economic Area, or elsewhere, including in territories where data protection laws may not be as protective as in your jurisdiction of residence.

You may, at any time, review the Data, require any necessary amendments to it or withdraw the consents given herein in writing by contacting the Company through your local H.R. Director. If you withdraw your consent, you must do so by writing to the Company’s Stock Administration Department, 1320 Ridder Park Drive, San Jose, CA 95131, U.S.A., or sending an email to stockadmin.pdl@broadcom.com. If you withdraw your consent, the Company will not be able to administer this award. Accordingly, if you withdraw your consent, this Award will be cancelled when your withdrawal is received.

Avago Plan MY PSU Agreement (Revised Nov. 2018)

I agree that the Broadcom Entities and third parties may process my Data as described above, including transfer to and use in countries in which data protection laws may not be as protective as in my jurisdiction of residence.

II. COUNTRY SPECIFIC PROVISIONS APPLICABLE TO PARTICIPANTS WHO PROVIDE SERVICES IN THE IDENTIFIED COUNTRIES

ARGENTINA

Securities Notification.

Neither the PSUs nor the underlying Shares are publicly offered or listed on any stock exchange in Argentina. The offer of PSUs is private and is not subject to the supervision of any Argentine governmental authority.

Exchange Control Reporting.

The Argentine Central Bank maintains an investment registry to, among other things, monitor investments of Argentine residents maintained abroad. The investment registry established by Communication “A” 4305 requires that a report be filed if the value of the holdings abroad, including equity and real estate, is equal to or greater than US$1,000,000.

AUSTRALIA

Definitions.

For the purposes of this section:

“ASIC” means the Australian Securities & Investments Commission;

“Australian Offerees” means all persons to whom an offer or invitation of Performance Stock Units are made in Australia under the Plan;

“Corporations Act” means the Corporations Act 2001 (Cth);

“Exchange” means the NASDAQ Global Select Market or any other exchange on which the Shares are traded or quoted; and

“Related Body Corporate” has the meaning given in section 50 of the Corporations Act.

General Advice Only.

Any advice given by the Company or a Related Body Corporate of the Company in relation to the PSUs offered under the Plan does not take into account an Australian Offeree’s objectives, financial situation and needs. Australian Offerees should consider obtaining their own financial product advice from an independent person who is licensed by ASIC to give such advice.

Avago Plan MY PSU Agreement (Revised Nov. 2018)

Acquisition Price.

No acquisition price is payable by you for the Company to grant you the number of PSUs set forth in the Notice of Grant.

Risks of Acquiring Shares.

The paragraph below provides general information about the risks of acquiring and holding Shares. Before acquiring PSUs, you should satisfy yourself that you have a sufficient understanding of these matters and should consider whether Shares are a suitable investment for you, considering your own investment objectives, financial circumstances and taxation position.

Factors that could affect the market price of the Shares include any risks associated with any loss of the Company’s significant customers and fluctuations in the timing and volume of significant customer demand; the Company’s dependence on contract manufacturers and outsourced supply chain; the Company’s dependency on a limited number of suppliers; any acquisitions the Company may make, such as delays, challenges and expenses associated with receiving governmental and regulatory approvals and satisfying other closing conditions, and with integrating acquired companies with the Company’s existing businesses and the Company’s ability to achieve the benefits, growth prospects and synergies expected from such acquisitions; the Company’s ability to accurately estimate customers’ demand and adjust its manufacturing and supply chain accordingly; the Company’s significant indebtedness, including the need to generate sufficient cash flows to service and repay such debt; increased dependence on a small number of markets and the rate of growth in these markets; dependence on and risks associated with distributors of the Company’s products; dependence on senior management; quarterly and annual fluctuations in operating results; global economic conditions and concerns; cyclicality in the semiconductor industry or in the Company’s target markets; the Company’s competitive performance and ability to continue achieving design wins with its customers, as well as the timing of those design wins; prolonged disruptions of the Company’s or its contract manufacturers’ manufacturing facilities or other significant operations; the Company’s ability to improve its manufacturing efficiency and quality; the Company’s dependence on outsourced service providers for certain key business services and their ability to execute to the Company’s requirements; the Company’s ability to maintain or improve gross margin; the Company’s overall cash tax costs, legislation that may impact the Company’s effective tax rate and the Company’s ability to maintain tax concessions in certain jurisdictions; the Company’s ability to protect its intellectual property and the unpredictability of any associated litigation expenses; any expenses or reputational damage associated with resolving customer product and warranty and indemnification claims; the Company’s ability to sell to new types of customers and to keep pace with technological advances; market acceptance of the end products into which the Company’s products are designed; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature.

The foregoing information is as of March 15, 2018. For more information about these and other risks related to an investment in the Company’s Shares, please see the Annual Report on Form 10-K for the fiscal year ended October 29, 2017, filed by Broadcom Limited, a company organized under the laws of Singapore (“Broadcom-Singapore”), and subsequent Quarterly Reports on Form 10-Q filed by Broadcom-Singapore or the Company with the U.S. Securities and Exchange Commission, available at www.sec.gov or http://investors.broadcom.com/phoenix.zhtml?c=203541&p=irol-sec. Subsequently filed Forms 10-K and 10-Q may have more recent information.

In addition, there is no assurance that we will continue to pay dividends or that such payments will remain constant or increase. Payment of future dividends, if any, and the timing and amount of any dividends we determine to pay, are at the discretion of our Board of Directors.

Avago Plan MY PSU Agreement (Revised Nov. 2018)

Market Price in Australian Dollars.

An Australian Offeree could, from time to time, ascertain the market price of Shares by obtaining that price from the Exchange website, the Company website or The Wall Street Journal, and multiplying that price by a published exchange rate to convert U.S. Dollars into Australian Dollars.

AUSTRIA

Exchange Control Information.

If you hold Shares acquired pursuant to PSUs outside of Austria, you must submit a report to the Austrian National Bank. An exemption applies if the value of the Shares as of the end of any given calendar year does not exceed €5,000,000. If this threshold is exceeded, yearly reporting obligations are imposed. If the value of the shares as of the end of any given calendar year exceeds €30,000,000 quarterly reporting obligations are imposed. Such amounts are the amounts in effect as of November 2018 and may change in the future. The annual reporting date is December 31 and the deadline for filing the annual report is January 31 of the following year. The quarterly reporting date is the last day of the calendar quarter and the deadline for filing the quarterly report is on the fifteenth day of the following calendar month. These rules also apply for the acquisition and selling of shares.

If the value of all your accounts abroad exceeds €10,000,000 or euro equivalent, the movements and balances of all accounts must be reported as of the last day of each month, on or before the fifteenth day of the following month, on the prescribed form (Meldungen SI-Forderungen und/oder SI-Verpflichtungen).

Consumer Protection Information.

If the provisions of the Austrian Consumer Protection Act are considered to be applicable to the Agreement and the Plan, you may be entitled to revoke your acceptance of the Agreement under the conditions listed below:

(i)

If you accept the PSUs outside the business premises of the Company or its relevant Subsidiary, you may be entitled to revoke your acceptance of the Agreement, provided the revocation is made within one week after you accept the Agreement.

(ii)

The revocation must be in written form to be valid. It is sufficient if you return the Agreement to the Company or the Company’s representative with language which can be understood as your refusal to conclude or honor the Agreement, provided the revocation is sent within the period set forth above.

BELARUS

No country-specific provisions.

Avago Plan MY PSU Agreement (Revised Nov. 2018)

BELGIUM

Tax Information.

Sales of Shares you acquire hereunder will generally be subject to a transaction tax (at the rate of 0.27%, up to a cap) upon your sale of the Shares, which you will be responsible for reporting and paying. If you sell through a Belgian bank or broker, that bank or broker may facilitate reporting and payment of this tax on your behalf. Alternatively, if you sell through another bank or broker, you should report and pay the tax directly. Consult your tax advisor or the website of the General Administration of Taxation for more information.

Foreign Asset/Account Reporting Information.

You are required to report any taxable income attributable to PSUs and Shares on your annual tax return. In addition, you are required to report any bank accounts opened and maintained outside Belgium on your annual tax return. In a separate report, you may be required to provide the National Bank of Belgium with certain details regarding such foreign accounts (including the account number, bank name and country in which any such account was opened). You should consult with your personal tax advisor to determine your personal reporting obligations.

BULGARIA

No country-specific provisions.

CANADA

French Language Provisions.

The following provisions will apply if you are a resident of Quebec: The parties acknowledge that it is their express wish that this Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la redaction en anglais de cette convention (“Agreement”), ainsi que de tous documents exécutés, avis donnés et procedures judiciaries intentées, directement ou indirectement, relativement à la présente convention.

Award Payable Only in Shares.

The grant of the PSUs does not give you any right to receive a cash payment, and the PSUs are payable in Shares only.

CHILE

Securities Notification.

Neither the Company, the Plan nor the Shares offered under the Plan have been registered in the Registro de Valores (Securities Registry) or in the Registro de Valores Extranjeros (Foreign Securities Registry) maintained by the Chilean Commission for the Financial Market (“CMF”) and they are not subject to the control of the CMF. The offering is ruled by number 2 of Norma de Carácter General 345 issued by the CMF (“General Regulation 345”). As the Shares are not registered, the Company has no obligation under Chilean law to deliver public information regarding the Shares in Chile. The Shares cannot be publicly offered in Chile unless they are registered in the corresponding securities registry of the CMF or they comply with General Regulation 345 of the CMF. The commencement date of the offer is the Grant Date indicated in the beginning of this Agreement.

Avago Plan MY PSU Agreement (Revised Nov. 2018)

La Compañía y las acciones de la Empresa (las “Acciones”) no han sido registradas en el Registro de Valores o en el Registro de Valores Extranjeros que lleva la Comisión para el Mercado Financiero de Chile (“CMF”). Esta oferta se acoge al numeral 2 de la Norma de Carácter General 345 de la CMF. Por tratarse de valores no inscritos, la Compañía no tiene obligación bajo la ley chilena de entregar en Chile información pública acerca de las Acciones. Las Acciones no pueden ser ofrecidas públicamente en Chile en tanto éstas no se inscriban en el Registro de Valores de la CMF correspondiente o cumplan las condiciones establecidas en la Norma de Carácter General 345 de la CMF. La fecha de inicio de la presente oferta es la indicada en la portada de este documento como “the Grant Date”.

Foreign Asset Reporting.

If you are domiciled or residing in Chile, you must report to the Central Bank of Chile that, under the Agreement, you have acquired shares abroad but only if they are worth more than US$10,000 or its equivalent in other foreign currency.

If you have off-shore investments, including shares acquired from the Plan, exceeding USD 5,000,000, you must file Annexes 3.1 and 3.2 of Chapter XII of the Manual (also available at www.bcentral.cl) with the Central Bank of Chile within the 45-day period following the end of March, June and September of each year and within a 60-day period after December 31 of each year. It is your responsibility to make this filing and failure complete such filings on time may result in the imposition of fines.

If you are domiciled in Chile, any payment or remittance of foreign currency into Chile (e.g. proceeds from the sale of Shares, payment of dividends) arising from foreign investments maintained abroad must be carried out through a Formal Exchange Market Entity (“EMCF”: banks and other authorized entities). You must report the details of any such remittance to the commercial bank involved (or other EMCF).

Tax Reporting and Registration Information.

If you wish to receive credit in Chile for any tax paid abroad on any dividends received pursuant to the Shares, you must register Shares you receive upon vesting of the PSUs with the Registry of Foreign Investments (Registro de Inversiones en el Extranjero) kept by the Chilean Internal Revenue Services (the “CIRS”). You should consult with your personal legal and tax advisor about the tax consequences derived from this Plan, about how to register the Shares with the CIRS and about the obligation to file any tax affidavits that may be required from time to time by the CIRS in connection with your participation in the Plan, your investment in Shares, their disposition or any dividends received in connection therewith.

CHINA

Tax Withholding.

You agree that the Company, in its sole discretion, may satisfy any withholding obligations in respect of the PSUs by (i) withholding Shares otherwise issuable to you upon vesting of the PSUs, (ii) instructing a broker on your behalf to sell Shares issuable to you upon vesting of the PSUs and submit proceeds of such sale to the Company or (iii) using any other method permitted by Section 2.6 of the Agreement or the Plan.

Settlement of PSUs and Sale of Shares.

The following provisions supplement Section 2.6(b) of the Agreement.

Sale of Shares May be Required.

The Company may, in its sole discretion, require you to sell at, or any time following, vesting, the Shares you receive when your PSUs vest. You authorize the Company or a brokerage firm designated by the Company to perform this transaction for you and agree that applicable commissions and fees due in connection with the sale may be deducted from your proceeds. You acknowledge that such Shares will be sold at prevailing market prices and waive any claim based on the timing of the sale or the price received for the Shares.

Avago Plan MY PSU Agreement (Revised Nov. 2018)

The award agreements for some restricted stock units granted to you in the past (if any), whether under the Plan or any other Company equity incentive plan (collectively, the “Prior RSUs”) may have required that whenever such Prior RSUs vest, all Shares issued as a result of such vesting must be sold. You agree that, with respect to the Prior RSUs (if any), the Company may require a Sell to Cover when Prior RSUs vest and allow you to hold the remaining Shares, subject to compliance with these country provisions for China. The award agreements covering your Prior RSUs (if any) will be deemed amended to the extent necessary to reflect this paragraph.

If Sale of Shares is not Required at Vest.

When your PSUs vest, if the Company does not require the immediate sale of the Shares you are entitled to receive, the Company may require that you retain those Shares in your account at a brokerage firm designated by the Company until you sell the Shares, even if you stop providing services for the Company or a Subsidiary.

Following your Termination of Services, the Company may restrict your ability to sell or transfer any Shares remaining in your account and sell those Shares at a time determined by the Company in its sole discretion. You agree not to bring any claim against the Company, any Subsidiary or the Agent based on the timing of any such sale or the price at which any such Shares are sold.

Without limiting the foregoing, all the Shares issued in respect of your PSUs or your Prior RSUs (if any) must be sold within six (6) months following your Termination of Services. The Company may, in its sole discretion, require you to sell at any time during this six (6)-month period, such Shares. Any Shares issued in respect of your PSUs or your Prior RSUs (if any) that remain in your account at a brokerage firm during the last two (2) weeks of such six (6)-month period may be automatically sold by the Agent during such two (2) week period, with the actual date of such sale determined by the Company or the Agent in its sole discretion. Neither the Company nor the Agent will guarantee the sale price for any such sale and you shall be solely responsible for fluctuations in the value of the Shares until sale. The award agreements covering your Prior RSUs (if any) will be deemed amended to the extent necessary to reflect this paragraph.

Payment of Sale Proceeds.

You understand and agree that, pursuant to exchange control requirements in China, you may be required to repatriate to China the cash proceeds from the sale of the Shares issued upon the settlement of the PSUs and that the Company may be required to effect that repatriation through a special exchange control account established by the Company or a Subsidiary. You agree that any proceeds from the sale of any Shares you acquire may be transferred to such special account prior to being delivered to you. You also understand that there may be significant delays in delivering the funds to you due to exchange control requirements in China and agree not to make any claim against the Company or any Subsidiary as a result of the amount of time it takes to deliver the funds to you.

Proceeds may be paid to you in U.S. dollars or local currency at the Company’s discretion. If the proceeds are paid to you in U.S. dollars, you will be required to set up a U.S. dollar bank account in China so that the proceeds may be deposited into this account. If the proceeds are paid to you in local currency, the Company is under no obligation to obtain any particular exchange conversion rate and the Company may face delays in converting the proceeds to local currency due to exchange control restrictions.

Avago Plan MY PSU Agreement (Revised Nov. 2018)

Further Actions.

You further agree to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China.

COLOMBIA

Exchange Control Requirements.

By accepting this Award, you understand that you are generally required to register large international investments (generally over US$500,000) with the Colombian Central Bank (by completing and submitting a ‘Form 11’). In addition, repatriation of any sales proceeds of from the Shares may need to be affected through the foreign exchange market in order to comply with Colombian foreign exchange requirements.    You are advised to consult your own advisors regarding these requirements.

CZECH REPUBLIC

No country-specific provisions.

DENMARK

Labor Law Acknowledgement.

By accepting this Award, you acknowledge that you understand and agree that the PSUs relate to future services to be performed and do not form any part of, and are not, a bonus or compensation for past services.

Stock Option Act.

With respect to Danish employees comprised (covered) by the Danish Stock Option Act, the following shall apply:

You acknowledge that you have received an employer statement in Danish setting forth the terms of your Award, a copy of which is included as Annex 3 to this Exhibit B.

In the event that (i) your employer (“Employer”) terminates your employment for reasons other than your breach of the terms or conditions of your employment or any applicable employment agreement covering you (collectively, the “Employment Terms”), or (ii) you terminate the Employment Terms due to material breach on the part of the Company or Employer, you, irrespective of the termination, will be entitled to receive settlement of any granted PSUs in accordance with this Agreement and the Plan.

If you terminate your employment with Employer without the Company or Employer being in material breach of the Employment Terms, all PSUs will be forfeited and lapse without further notice or compensation.

If Employer terminates and/or summarily dismisses you due to your breach of the Employment Terms, all unvested PSUs will be forfeited and lapse without further notice or compensation at the effective date of termination.

Avago Plan MY PSU Agreement (Revised Nov. 2018)

In the event of your death, the PSUs will lapse without further notice and compensation as at the time of death. The estate and/or the beneficiaries are subject to the terms governing the PSUs and the related Shares, including this Agreement and the Plan.

Upon retirement due to old age (“folkepension”) or separate agreement in this respect and in the event of disability, you, irrespective of the termination of employment, will be entitled to settlement of unvested PSUs in accordance with the terms of this Agreement and the Plan.

The Performance Stock Units are not to be included in the calculation of holiday allowance, severance pay, statutory allowance and compensation, pension and similar payments.

For the avoidance of doubt, under this heading, the term “Stock Option Act” shall only apply to employees who by virtue of applicable choice of law rules fall within Danish employment law regulations and the scope of the Danish Stock Option Act.

Foreign Bank Account Reporting.

If you establish an account holding Shares or an account holding cash outside of Denmark, you must report the account to the Danish Tax Administration, the form for which can be obtained from a local bank. (Please note that these obligations are separate from and in addition to the obligations described below.)

Exchange Control and Tax Reporting Notification.

To the extent permitted by the Company, you may hold Shares acquired under the Plan in a safety-deposit account (e.g., brokerage account) with either a Danish bank or with an approved foreign broker or bank. If the Shares are held with a non-Danish broker or bank, you are required to inform the Danish Tax Administration about the safety-deposit account. For this purpose, a Danish Plan participant must file a Declaration V (Erklaering V) with the Danish Tax Administration. Both you and the bank/broker must sign the Declaration V. By signing the Declaration V, the bank/broker undertakes an obligation, without further request from you, not later than February 1 of each year, to forward certain information to the Danish Tax Administration concerning the content of the account. In the event that the applicable broker or bank with which the account is held does not wish to, or pursuant to the laws of the country in question, is not allowed to assume such obligations to report, you will be solely responsible for providing certain details regarding the foreign account and any shares acquired and held in such account to the Danish Tax Administration as part of your annual income tax return. By signing the Declaration V, you at the same time authorize the Danish Tax Administration to examine the account. A sample of the Declaration V can be found at: www.skat.dk/getFile.aspx?Id=47392.

In addition, when you open a deposit account or brokerage account for the purpose of holding cash outside of Denmark, the account will be treated as a deposit account because cash may be held in the account. Therefore, you must also file a Declaration K (Erklaering K) with the Danish Tax Administration. Both you and the bank/broker must sign the Declaration K. By signing the Declaration K, the bank/broker undertakes an obligation, without further request from you, not later than February 1 of each year, to forward certain information to the Danish Tax Administration concerning the content of the account. In the event that the applicable financial institution with which the account is held does not wish to, or pursuant to the laws of the country in question, is not allowed to assume such obligations to report, you will be solely responsible for providing certain details regarding the foreign account and any shares acquired and held in such account to the Danish Tax Administration as part of your annual income tax return. By signing the Declaration K, you at the same time authorize the Danish Tax Administration to examine the account. A sample of the Declaration K can be found at: www.skat.dk/getFile.aspx?Id=42409&newwindow=true.

Avago Plan MY PSU Agreement (Revised Nov. 2018)

FRANCE

Definitions.

The definition of “Termination of Services” shall be replaced in its entirety by the following definition:

“Termination of Services” shall mean Participant’s Termination of Employment.

The definition of “Termination of Employment” shall be replaced in its entirety by the following definition:

“Termination of Employment” shall mean the time when the employee-employer relationship between Participant and the Company or any Subsidiary is terminated for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where there is a simultaneous reemployment or continuing employment of Participant by the Company or any Subsidiary. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a particular leave of absence constitutes a Termination of Employment.

Notice to Participants.

These country provisions for France amend the terms of the Agreement for Participants based in France. Only employees of the Company or a Subsidiary are eligible to be granted PSUs or be issued Shares under the Agreement. Other service providers (including Consultants and Non-Employee Directors) who are not employees are not eligible to receive PSUs under the Agreement in France. Accordingly, all references in the Agreement to the Participant’s service or termination of service shall be interpreted as references to the Participant’s employment or Termination of Employment.

The PSUs are intended to qualify for the tax treatment provided for under the French Finance bill for 2017 (article 61 of the French Finance law n° 2016-1917 dated 29 December).

Terms and Conditions.

Sale Restrictions.

Any Shares delivered to you upon vesting of PSUs before the second anniversary of the Grant Date may not be sold until after the second anniversary of the Grant Date. The Company may enforce this restriction.

Any Shares you receive upon vesting of PSUs may not be sold during the following “closed periods” under French law and the Company may enforce this restriction:

•	During the 10 trading days before and 3 trading days following the publication of the Company’s annual financial statements, and

Avago Plan MY PSU Agreement (Revised Nov. 2018)

•

During the period beginning when the Company’s board of directors become aware of any information, which, were it to be public knowledge, could have a significant impact on the market price of Shares, and ending 10 trading days after the information becomes public knowledge.

Treatment upon Death or Disability.

Notwithstanding any contrary provision in the Agreement, if your Termination of Services occurs as a result of your death, any outstanding PSUs shall vest immediately. The Shares issued upon such vesting shall not be subject to the restrictions on sale described under “Sale Restrictions” above.

If your Termination of Services occurs as a result of your disability as per the definition given by second (2nd) or third (3rd) category of article L. 341-4 of the French Social Security Code, then any Shares previously issued upon vesting of the PSUs shall not be subject to the restrictions on sale described under “Sale Restrictions” above.

Special Tax Consequences.

You agree to indemnify the Company, any Subsidiary and your employing company, if different, from and against any liability for or obligation to pay any Tax Liability (a “Tax Liability” being any liability for income tax, withholding tax and any other employment related taxes or social insurance or social security contributions in any jurisdiction) that is attributable to the loss of the tax qualification described above that occurs as a result of your action.

FINLAND

No country-specific provisions.

GERMANY

Tax Indemnity.

You agree to indemnify the Company, any Subsidiary and your employing company, if different, from and against any liability for or obligation to pay any Tax Liability (a “Tax Liability” being any liability for income tax, withholding tax and any other employment related taxes in any jurisdiction, including but not limited to wage tax, solidarity surcharge, church tax or social security contributions) that is attributable to (1) the grant or vesting of, or any benefit you derive from, the PSUs, (2) your acquisition of Shares on settlement of the PSUs, or (3) the disposal of any Shares.

Exchange Control Information.

Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank. If you use a German bank to transfer a cross-border payment in excess of €12,500 in connection with the sale of Shares acquired under the Plan, the bank will make the report for you. In addition, you must report any receivables, payables, or debts in foreign currency exceeding an amount of €5,000,000 on a monthly basis. Finally, you must report on an annual basis if you hold Shares that exceed 10% of the total voting capital of the Company.

Avago Plan MY PSU Agreement (Revised Nov. 2018)

GREECE

No country-specific provisions.

HONG KONG

Securities Notification.

Warning: The PSUs and Shares issued at settlement do not constitute a public offering of securities under Hong Kong law and are available only to Employees, Consultants and Non-Employee Directors of the Company, its parent, Subsidiaries or affiliates. The Agreement, including this Exhibit B, the Plan and other incidental award documentation have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong, nor has the award documentation been reviewed by any regulatory authority in Hong Kong. The PSUs are intended only for the personal use of the recipient Participant and may not be distributed to any other person. If you are in any doubt about any of the contents of the Agreement, including this Exhibit B, or the Plan, you should obtain independent professional advice.

Sale of Shares.

In the event the PSUs vest and are settled within six months of the Grant Date, you agree that you will not dispose of any Shares acquired prior to the six-month anniversary of the Grant Date.

Nature of Scheme.

The Company specifically intends that the Plan will not be an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance.

Award Payable Only in Shares.

The grant of PSUs does not give you any right to receive a cash payment, and the PSUs are payable in Shares only.

INDIA

Foreign Assets Reporting Information.

You must declare foreign bank accounts and any foreign financial assets (including Shares subject to the PSUs held outside India) in your annual tax return. It is your responsibility to comply with this reporting obligation and you should consult with your personal tax advisor in this regard. Indian residents should consult with their personal tax advisor to determine their personal reporting obligations.

Exchange Control Information.

You must repatriate any proceeds from the sale of Shares acquired under the Plan or the receipt of any dividends to India within 90 days of receipt and convert such amounts to local currency within 180 days of receipt. You must obtain a foreign inward remittance certificate (“FIRC”) from the bank where you deposit the foreign currency and maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or your employer requests proof of repatriation.

Avago Plan MY PSU Agreement (Revised Nov. 2018)

IRELAND

Director Reporting Obligation.

If you are a director, shadow director or secretary of a parent or subsidiary in Ireland, you must notify the Irish parent or subsidiary in writing within five business days of receiving or disposing of an interest in the Company (e.g., Performance Stock Units, Shares), or within five business days of becoming aware of the event giving rise to the notification requirement or within five days of becoming a director or secretary if such an interest exists at the time. This notification requirement also applies with respect to the interests of your spouse or children under the age of 18 (whose interests will be attributed to the you if you are a director, shadow director or secretary).

ISRAEL

Award Payable Only in Shares.

The grant of the PSUs does not give you any right to receive a cash payment, and the PSUs are payable in Shares only.

Definitions.

The following definitions supplement the definitions set forth in the Agreement:

A. “Holding Period” shall mean the holding period required with respect to Capital Gain Awards, which is currently 24 months from the date of grant.

B. “Plan” shall mean the Avago Technologies Limited 2009 Equity Incentive Award Plan, as amended and restated from time to time, and the Addendum for Participants in Israel.

All capitalized terms that are not defined in these country provisions for Participants in Israel shall have the meaning assigned to them in the Plan (as defined above) or the Agreement.

Capital Gain Award.

The Award is intended to be a Capital Gain Award (as defined in the Plan). In the event of any inconsistencies between the provisions of these country provisions for Participants in Israel and the Agreement, the provisions of these country provisions for Participants in Israel shall govern the Award and any related Shares.

By accepting the Agreement, you: (a) acknowledge receipt of and represent that you have read and are familiar with the Agreement, the Plan and these country provisions for Participants in Israel; (b) accept the Award subject to all of the terms and conditions of the Agreement and the Plan (including these country provisions for Participants in Israel); (c) agree that the Award will be issued to and deposited with the Trustee (as defined in the Plan) and shall be held in trust for your benefit as required by law and any approval by the Israel Tax Authority (“ITA”) pursuant to the terms of the Ordinance and the Plan; and (d) accept the provisions of the trust agreement signed between the Company and the Trustee. Furthermore,

Avago Plan MY PSU Agreement (Revised Nov. 2018)

by accepting the Agreement, you confirm that you are familiar with the terms and provisions of Section 102, and agree that you will not require the Trustee to release the Awards or Shares to you, including any rights issued to you as a consequence of holding such Awards or Shares, or to sell the Awards or Shares to a third party during the Holding Period, unless permitted to do so by applicable law.

You are advised to consult with your personal tax advisor with respect to the tax consequences of receiving the PSUs and the issuance of Shares in settlement of vested PSUs.

Limited Transferability.

These provisions supplement Section 3.3 of the Agreement:

As long as your Award or any issued Shares are held by the Trustee on your behalf, all of your rights over the Award or the Shares are personal and cannot be transferred, assigned, pledged or mortgaged, other than by will or the laws of descent and distribution.

With respect to a Capital Gain Award, subject to the provisions of the Plan, Section 102 and any rules or regulations or orders or procedures promulgated thereunder, to obtain favorable tax treatment for Capital Gain Awards, you may not sell or release from trust any Shares received upon vesting of the Award and/or any Shares received subsequently following any realization of rights, including without limitation, bonus Shares, until the lapse of the Holding Period. Notwithstanding the above, if any such sale or release occurs during the Holding Period, the sanctions under Section 102 and under any rules or regulation or orders or procedures promulgated thereunder will apply to and will be borne by you.

Issuance of Shares.

This provision supplements Section 2.6(a) of the Agreement:

If the Shares are to be issued during the Holding Period, the Shares shall be allocated in the name, or under the supervision, of the Trustee and held in trust on your behalf by the Trustee. In the event that the Shares are to be issued after the expiration of the Holding Period, you may elect to have the Shares issued directly to you, provided that you first provide for any taxes required to be withheld in connection with a transfer of the Award or the Shares to the Trustee’s and Company’s satisfaction, or in trust on your behalf to the Trustee.

This provision supplements Section 2.6(b) of the Agreement:

You hereby agree to indemnify the Company (and any parent or Subsidiary) and/or the Trustee and hold them harmless against and from any and all liability for any withholding taxes required to be withheld relating to the Award and any Shares issued under the Award and other amounts, or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such amounts from any payment made to you. Any reference to the Company or the Subsidiary employing you shall include a reference to the Trustee. You hereby undertake to release the Trustee from any liability in respect of any action or decisions duly taken and bona fide executed in relation to the Plan or any PSUs or Shares granted thereunder. You agree to execute any and all documents which the Company or the Trustee may reasonably determine to be necessary in order to comply with the Ordinance.

Avago Plan MY PSU Agreement (Revised Nov. 2018)

You shall not be liable for the employer’s components of payments to the national insurance institute, unless and to the extent that such payments by the employer are a result of your election to sell the Shares before the end of the Holding Period (if allowed by applicable law). Furthermore, you agree to indemnify the Company, your employer and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to you for which you are responsible.

Notwithstanding anything to the contrary in the Agreement, no Israeli tax withholding obligation will be settled by withholding Shares, unless permitted under Section 102 or the ITA approves doing so in writing.

Securities Laws.

The Company offers PSUs to employees in Israel pursuant to an exemption under Section 15D of the Securities Law, 5728-1968. The Company common stock underlying PSUs is registered under the U.S. securities laws pursuant to a registration statement on Form S-8 that you can find in the SEC filings section of the Investor Center section on www.broadcom.com.

Governing Law.

This section supplements Section 3.6 of the Agreement:

To the extent any covenant, condition, or other provision of the Agreement and the rights of the Participant hereunder are determined to be subject to Israeli law, such covenant, condition, or other provision of the Agreement shall be subject to applicable Israeli law, but shall in no way affect, impair or invalidate any other provision of the Agreement, and the applicability of the Plan to such covenant, condition, or other provision of the Agreement.

ITALY

Authorization to Release and Transfer Necessary Personal Information.

The following supplements Section 2 of Part I of this Exhibit B.

You understand that Data will be held only as long as is required by law or as necessary to implement, administer and manage your participation in the Plan and employee compensation or for compliance or financial reporting purposes. You understand that pursuant to art.7 of D.lgs 196/2003, you have rights, including but not limited to, the right to access, delete, update, request the rectification of your Data and cease the Data processing and to object, in whole or in part, on legitimate grounds, to the processing of your Data, even though they are relevant to the purpose of collection. Furthermore, you are aware that your Data will not be used for direct marketing purposes. In addition, the Data provided can be reviewed and questions or complaints can be addressed by contacting a local HR representative. If you request that the Company cease processing your personal data, you must do so by writing to the Company’s Stock Administration Department, 1320 Ridder Park Drive, San Jose, CA 95131, U.S.A., or sending an email to stockadmin.pdl@broadcom.com. If you request that the Company cease processing your Data, the Company will not be able to administer this award. Accordingly, if you request that the Company cease processing your Data, this Award will be cancelled when your withdrawal is received.

Avago Plan MY PSU Agreement (Revised Nov. 2018)

Furthermore, having read and understood the information given on the processing of the Data and being acquainted of the rights set forth in art. 7 of D.lgs. 196/2003, you expressly and specifically consent according to art. 23 of D.lgs. 196/2033, to the processing of any Data as reported in the Plan and the Agreement, including the clauses “Consent to Personal Data Processing and Transfer” in Section 2 of Part I of this Exhibit B and “Authorization to Release and Transfer Necessary Personal Information” and further expressly and specifically consent, according to art. 43 and art. 44 of D.lgs. 196/2003 to the transfer of the Data, even sensitive data, in foreign Countries outside the European Union.

Exchange Control Information.

You are required to report in your annual tax return: (a) any transfers of cash or Shares to or from Italy exceeding €10,000 or the equivalent amount in U.S. dollars; and (b) any foreign investments or investments (including proceeds from the sale of Shares acquired under the Plan) held outside of Italy exceeding €10,000 or the equivalent amount in U.S. dollars, if the investment may give rise to income in Italy. You are exempt from the formalities in clause (a) if the investments are made through an authorized broker resident in Italy, as the broker will comply with the reporting obligation on your behalf.

JAPAN

Foreign Asset/Account Reporting Information.

If you acquire Shares valued at more than ¥100,000,000 in a single transaction, you must file a Report on Acquisition or Disposal of Securities (shoken no shutoku mataha joto ni kansuru hokokusho) with the Ministry of Finance through the Bank of Japan within 20 days of the acquisition of the Shares. In addition, Japanese residents are required to file a Report on Overseas Assets (kokugai zaisan chosho) in respect of any assets (including Shares) held outside Japan as of December 31, to the extent such assets have a total net fair market value exceeding ¥50,000,000. Such Report must be filed with the competent tax office on or before March 15 each year. Japanese residents are responsible for complying with this reporting obligation and should confer with their personal tax advisor in this regard.

LUXEMBOURG

No country-specific provisions.

MALAYSIA

Malaysian Insider Trading Notification.

You should be aware of the Malaysian insider-trading rules, which may impact your acquisition or disposal of Shares or rights to Shares under the Plan. Under the Malaysian insider-trading rules, you are prohibited from acquiring or selling Shares or rights to Shares (e.g., an Award under the Plan) when you are in possession of information which is not generally available and which you know or should know will have a material effect on the price of Shares once such information is generally available.

Director Notification Obligation.

If you are a director of a Malaysian Subsidiary or affiliate of the Company, you are subject to certain notification requirements under the Malaysian Companies Act. Among these requirements is an obligation to notify the relevant Malaysian Subsidiary or affiliate in writing when you receive or dispose of an interest (e.g., an Award under the Plan or Shares) in the Company or any related company. Such notifications must be made within 5 business days of receiving or disposing of any interest in the Company or any related company.

Avago Plan MY PSU Agreement (Revised Nov. 2018)

Data Privacy Information.

Below is a translation of Section I(2) of this Exhibit B into Bahasa Malaysian for your reference:

Kebenaran untuk memproses dan memindah data peribadi. Entiti-entiti yang dinyatakan dalam Lampiran 1 (“Entiti-entiti Broadcom”) mungkin memegang dan anda membenarkan mereka memegang, melalui penerimaan PSU, maklumat peribadi anda termasuk nama anda, alamat rumah, nombor telefon, tarikh lahir, nombor sekuriti sosial atau nombor pengenalan cukai pekerja, nombor pengenalan nasional, nombor paspot, sejarah dan status penggajian, kewarganegaraan, jawatan pekerjaan dan maklumat berkenaan mana-mana geran pampasan ekuiti atau Saham Biasa yang diberi, dibatalkan, dibeli, diberihak, tidak diberihak atau yang tertunggak (“Data”).

Entiti-entiti Broadcom menggunakan Data untuk tujuan melaksanakan, mengurus dan mentadbir Pelan untuk pelaporan pematuhan dan kewangan (“Tujuan-tujuan”).

Entiti-entiti Broadcom mungkin memindah, dan anda bersetuju kepada pemindahan ini dengan penerimaan PSU, Data kepada Entiti-entiti Broadcom lain, entiti-entiti yang dinyatakan dalam Lampiran 2 atau mana-mana entiti yang membantu Entiti-entiti Broadcom untuk Tujuan-tujuan. Entiti-entiti Broadcom juga mungkin membenarkan Data untuk diakses oleh pihak berkuasa awam di mana diperlukan oleh undang-undang atau peraturan. Pihak-pihak ketiga dan pihak berkuasa awam mungkin terletak di Amerika Syarikat, Kawasan Ekonomik Eropah atau tempat-tempat lain termasuk kawasan-kawasan di mana undang-undang perlindungan data mungkin tidak seketat yang terdapat di bidangkuasa tempat tinggal anda.

Anda boleh, pada bila-bila masa, menilai Data, meminta pemindaan yang diperlukan kepadanya atau menarikbalik kebenaran anda secara bertulis dengan menghubungi Syarikat melalui Pengarah Sumber Manusia anda. Jika anda menarik balik kebenaran anda, anda mesti berbuat demikian dengan menulis kepada Company’s Stock Administration Department, 1320 Ridder Park Drive, San Jose, CA 95131, U.S.A., atau menghantar emel kepada stockadmin.pdl@broadcom.com. Jika anda menarik balik kebenaran anda, Syarikat mungkin tidak dapat menguruskan pemberian ini. Sejurus dengan itu, jika anda menarik balik kebenaran anda, Pemberian ini akan dibatalkan sebaik sahaja penarikbalikkan anda diterima.

Saya membenarkan Entiti-entiti Broadcom dan pihak-pihak ketiga memproses Data saya sepertimana yang dinyatakan di atas, termasuk pemindahan dan penggunaan di negara di mana undang-undang perlindungan data tidak seketat yang terdapat di bidangkuasa tempat tinggal saya.

MEXICO

No country-specific provisions.

Avago Plan MY PSU Agreement (Revised Nov. 2018)

NETHERLANDS

Securities Notifications.

By accepting the PSUs, you acknowledge that it is your responsibility to be aware of the Dutch insider trading rules, which may affect the sale of Shares you acquire upon vesting of the PSUs. In particular, you understand and acknowledge that (i) you have reviewed the summary of the Dutch insider trading rules below and (ii) you may be prohibited from effecting certain transactions in Shares if you have insider information regarding the Company. You acknowledge and understand that you have been advised to read the discussion carefully to determine whether the insider rules could apply to you. If you are uncertain whether the insider rules apply to you or your situation, you acknowledge that the Company recommends that you consult with a legal advisor. You acknowledge and agree that the Company cannot be held liable if you violate the Dutch insider trading rules. You acknowledge and agree that you are responsible for ensuring your own compliance with these rules.

Summary of Dutch Prohibition Against Insider Trading.

Dutch securities laws prohibit insider trading. The regulations are based upon the European Market Abuse Directive and are stated in section 5:56 of the Dutch Financial Supervision Act (Wet op het financieel toezicht or Wft) and in section 2 of the Market Abuse Decree (Besluit marktmisbruik Wft). For further information, see the website of the Authority for the Financial Markets (AFM); http://www.afm.nl/~/media/Files/brochures/2012/insider-dealing.ashx.

NEW ZEALAND

Securities Notification.

Notice Provided Under the Avago Technologies Limited 2009 Equity Incentive Award Plan

New Zealand Performance Stock Units

You have been granted an award of Broadcom Inc. performance stock units under the Avago Technologies Limited 2009 Equity Incentive Award Plan (Plan). You have been or will be provided with a description of the Plan and its terms and conditions separately from this Agreement. In compliance with an exemption to the New Zealand Financial Markets Conduct Act 2013 you must be provided with the following information.

Annual Report and Financial Statements

You have the right to receive from Broadcom Inc. on request, free of charge, a copy of Broadcom Inc.’s latest annual report, financial statements and audit report on those financial statements. You can also obtain a copy of these documents electronically at the following website address www.sec.gov or http://investors.broadcom.com/phoenix.zhtml?c=203541&p=irol-sec.

Warning

This is a grant of performance stock units (PSUs). If the PSUs vest, in accordance with the terms of the Plan, you will receive shares in Broadcom Inc. The shares will give you a stake in the ownership of Broadcom Inc. You may receive a return if dividends are paid.

If Broadcom Inc. runs into financial difficulties and is wound up, you will be paid only after all creditors have been paid. You may lose some or all of your investment.

Avago Plan MY PSU Agreement (Revised Nov. 2018)

New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors to make an informed decision.

The usual rules do not apply to this offer because it is made under an employee share scheme. As a result, you may not be given all the information usually required. You will also have fewer other legal protections for this investment.

Ask questions, read all documents carefully, and seek independent financial advice before committing yourself.

The PSUs are not listed. Broadcom Inc. shares are listed on the NASDAQ. This means you may be able to sell Broadcom Inc. shares, if received on vesting of the PSUs, on the NASDAQ if there are interested buyers. You may get less than you invested. The price will depend on the demand for Broadcom Inc. shares.

NORWAY

No country-specific provisions.

POLAND

Exchange Control Information.

If you hold foreign securities (including Shares) and maintain accounts abroad, then it is your responsibility to report information to the National Bank of Poland on transactions and balances of the securities and cash deposited in such accounts if the value of such securities and cash (when combined with all other assets held abroad) exceeds PLN7,000,000. If required, the reports are due on a quarterly basis on special forms available on the website of the National Bank of Poland.

Further, any transfer or settlement of funds in excess of a specified threshold (currently €15,000) must be effected through an authorized bank, authorized payment institution or authorized e-money institution.

By accepting the PSUs, you acknowledge and agree that it is your obligation to maintain evidence of such foreign exchange transactions for five years, in case of a request for their production by the National Bank of Poland.

PORTUGAL

No country-specific provisions.

Avago Plan MY PSU Agreement (Revised Nov. 2018)

ROMANIA

No country-specific provisions.

RUSSIA

General.

This offer is being made from the United States and neither this Agreement nor any materials related to the Plan shall be construed to constitute advertising or offering of securities in Russia. The Shares have not been and will not be registered in Russia.

Financial Reporting Requirements.

You are required to notify the applicable Russian tax authorities of any actions with respect to the opening, closing or changing the essential details of bank accounts outside Russia, and must complete various reporting requirements with respect to your financial transactions, including declaring profits you earn in connection with the PSUs and Shares. You are solely responsible for declaring any taxable income arising from this Agreement and Shares, including, but not limited to, any dividend payments or other distributions, as well as any proceeds you receive in connection with the disposition of Shares, and you are solely responsible for payment of all respective taxes that may arise under Russian law in connection therewith.

Foreign Exchange.

The proceeds from the sale of any Shares acquired before January 1, 2018 may only be transferred to a bank account opened in the territory of Russia. The proceeds of the sale of Shares obtained on or after January 1, 2018, may be transferred to your bank account opened in a bank located in OECD and FATF member countries.

Approvals.

You acknowledge and agree that it is your responsibility to obtain any consents or approvals from any third party that may be required from time-to-time by any then applicable Russian law for the disposal of any Shares.

SINGAPORE

Securities Law Information.

The award of the PSUs is being made in reliance of section 273(1)(f) of the Securities and Futures Act (Cap. 289) (“SFA”) for which it is exempt from the prospectus and registration requirements under the SFA. You understand that the Shares have not been registered with the SFA. Unless you sell any Shares you acquire pursuant to the Plan via a public exchange outside of Singapore (e.g., NASDAQ), you agree that you shall not, within six (6) months of your acquisition of any Shares, sell, transfer, gift, hypothecate or otherwise transfer such Shares within Singapore except as expressly approved by the Company in writing. The Company believes that a typical sale through a U.S. brokerage firm would not require the Company’s consent under these rules.

Avago Plan MY PSU Agreement (Revised Nov. 2018)

Director Notification Obligation.

If you are a director, shadow director, or hold any similar position1 of a Singapore-incorporated company (each a “Singapore company”) (e.g., any Singapore Subsidiary or Singapore affiliate of the Company), you are subject to certain notification requirements under section 164 of the Singapore Companies Act to enable the Singapore company to comply with its obligations to maintain a register of directors’ shareholdings (“Register”). Among these requirements is an obligation to notify the Singapore company in writing of:

(a)	shares in, debentures of, or participatory interests made available by, the Singapore company or its related corporation which are held by you;

(b)

any interest that you have in shares in, debentures of, or participatory interests made available by, the Singapore company or its related corporation, and the nature and extent of that interest under Section 7 of the Singapore Companies Act (which provides for the circumstances under which a deemed interest in shares may arise);

(c)	rights or options that you have in respect of the acquisition or disposal of shares in the Singapore company or its related corporation; and

(d)

contracts to which you are a party or under which you are entitled to a benefit, being contracts under which a person has a right to call for or to make delivery of shares in the Singapore company or its related corporation.

You must notify the Singapore company in writing when there is any change in the particulars of your interests as mentioned above (including when you sell Shares issued upon vesting and settlement of the PSUs).

You are deemed to hold or have an interest or a right in or over any shares or debentures, if:

(a)	your spouse (not being himself or herself a director or chief executive officer) holds or has an interest or a right in or over such shares or debentures; or

(b)

your child of less than 18 years of age, including stepson, stepdaughter, adopted son or adopted daughter (not being himself or herself a director or chief executive officer) holds or has an interest in such shares or debentures.

In addition, any contract, assignment or right of subscription shall be deemed to have been entered into or exercised or made by, or a grant shall be deemed as having been made to, you if any contract, assignment or right of subscription is entered into, exercised or made by, or a grant is made to, members of your family as aforesaid (not being himself or herself a director or chief executive officer).

Particulars of your interests as mentioned above must be given within two business days after (i) the date on which you became a director of the Singapore company, or (ii) the date on which you became a registered holder of or acquired an interest as mentioned above, whichever last occurs. Particulars of any change in your interests must also be given within two business days of the change.

SLOVENIA

No country-specific provisions.

SOUTH KOREA

No country-specific provisions.

[1]	Under section 4(1) of the Singapore Companies Act, the term “director” includes any person occupying the position of director of a corporation by whatever name called.

Avago Plan MY PSU Agreement (Revised Nov. 2018)

SPAIN

No country-specific provisions.

SWEDEN

No country-specific provisions.

SWITZERLAND

No country-specific provisions.

TAIWAN

Securities Notification.

You understand that the offer of the PSUs has not been and will not be registered with or approved by the Financial Supervisory Commission of the Republic of China pursuant to relevant securities laws and regulations and the PSUs may not be offered or sold within the Republic of China through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Law of the Republic of China that requires a registration or approval of the Financial Supervisory Commission of the Republic of China.

Exchange Control Information.

You acknowledge and agree that you may be required to do certain acts and/or execute certain documents in connection with the grant of the PSUs, the vesting of the PSUs and the disposition of the resulting Shares, including but not limited to obtaining foreign exchange approval for remittance of funds and other governmental approvals within the Republic of China. You shall pay your own costs and expenses with respect to any event concerning a holder of the PSUs, or Shares received upon the vesting thereof.

If you are a Taiwan resident (those who are over 20 years of age and holding a Republic of China citizen’s ID Card, Taiwan Resident Certificate or an Alien Resident Certificate that is valid for a period no less than one year), you may acquire and remit foreign currency (including proceeds from the sale of Shares) into and out of Taiwan up to US$5,000,000 per year. If the transaction amount is TWD$500,000 or more in a single transaction, you must submit a foreign exchange transaction form and also provide supporting documentation to the satisfaction of the remitting bank.

If the transaction amount is US$500,000 or more, you may be required to provide additional supporting documentation (including the contracts for such transaction, approval letter, etc.) to the satisfaction of the remitting bank. You acknowledge that you are advised to consult your personal advisor to ensure compliance with applicable exchange control laws in Taiwan.

Avago Plan MY PSU Agreement (Revised Nov. 2018)

THAILAND

Exchange Control Information.

When you sell Shares you receive following vesting of PSUs, you must immediately repatriate all cash proceeds to Thailand. Thereafter, you must convert such proceeds to Thai Baht or deposit them into a foreign currency account within 360 days of repatriation. If the amount of your proceeds is US$50,000 (or its equivalent) or more, you must specifically report the inward remittance to a commercial bank being an authorized agent or other authorized agent of the Bank of Thailand on a foreign exchange transaction form to declare the purpose of such inward remittance. If you fail to comply with these obligations, you may be subject to penalties assessed by the Bank of Thailand. You should consult your personal advisor before taking action with respect to remittance of proceeds from the sale of Shares into Thailand. You are responsible for ensuring compliance with all exchange control laws in Thailand.

TURKEY

Securities Law Information.

You acknowledge and agree that the offer of this award of PSUs has been made by the Company to you personally in connection with your existing relationship with the Company or one or more of its affiliates, and further, that the Award, any Shares issued upon vesting of the PSUs and the related offer thereof are not subject to regulation by any securities regulator in Turkey.

UNITED KINGDOM

Definitions.

The definition of “Termination of Services” shall be replaced in its entirety by the following definition:

“Termination of Services” shall mean Participant’s Termination of Employment.

The definition of “Termination of Employment” shall be replaced in its entirety by the following definition:

“Termination of Employment” shall mean the time when the employee-employer relationship between Participant and the Company or any Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where there is a simultaneous reemployment or continuing employment of Participant by the Company or any Subsidiary. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a particular leave of absence constitutes a Termination of Employment.

Notice to Participants.

The Agreement as amended pursuant to this Exhibit B forms the rules of the employee share scheme applicable to the United Kingdom based Participants of the Company and any Subsidiaries. Only employees of the Company or any subsidiary of the Company are eligible to be granted PSUs or be issued Shares under the Agreement. Other service providers (including Consultants and Non-Employee Directors) who are not employees are not eligible to receive PSUs under the Agreement in the United Kingdom. Accordingly, all references in the Agreement to the Participant’s service or termination of service shall be interpreted as references to the Participant’s employment or Termination of Employment.

Avago Plan MY PSU Agreement (Revised Nov. 2018)

The following provision replaces Section 3.11 of the Agreement in its entirety:

3.11 Not a Contract of Employment. Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue to serve as an employee of the Company or any of its Subsidiaries and the grant of a PSU does not form part of the Participant’s entitlement to remuneration or benefits in terms of his employment with the Company or any Subsidiary.

Terms and Conditions.

Special Tax Consequences. In relation to United Kingdom based Participants only:

(a) You agree to indemnify and keep indemnified the Company, any Subsidiary and your employing company, if different, from and against any liability for or obligation to pay any Tax Liability (a “Tax Liability” being any liability for income tax, withholding tax and any other employment related taxes, employee’s national insurance contributions or employer’s national insurance contributions or equivalent social security contributions in any jurisdiction) that is attributable to (1) the grant or settlement of, or any benefit derived by you from, the PSUs, (2) your acquisition of Shares upon vesting of the PSUs, or (3) the disposal of any Shares.

(b) the PSUs cannot be settled until you have made such arrangements as the Company may require for the satisfaction of any Tax Liability that may arise in connection with the vesting and settlement of the PSUs and/or your acquisition of the Shares. The Company shall not be required to issue, allot or transfer Shares until the you have satisfied this obligation.

(c) at the discretion of the Company, the PSUs cannot be settled until you have entered into an election with the Company (or your employer) (as appropriate) in a form approved by the Company and Her Majesty’s Revenue & Customs (a “Joint Election”) under which any liability of the Company and/or the employer for employer’s national insurance contributions arising in respect of the granting, vesting, settlement of or other dealing in the PSUs, or the acquisition of Shares on the settlement of the PSUs, is transferred to and met by you.

Tax and National Insurance Contributions Acknowledgment.

You agree that if you do not pay or your employer (the “Employer”) or the Company does not withhold from you, the full amount of all taxes applicable to the taxable income resulting from the grant of the PSUs, the vesting of the PSUs, or the issuance of Shares (the “Tax-Related Items”) that you owe due to the vesting of the PSUs, or the release or assignment of the PSUs for consideration, or the receipt of any other benefit in connection with the PSUs (the “Taxable Event”) by 90 days after the end of the tax year in which the Taxable Event occurred, then the amount that should have been withheld shall constitute a loan owed by you to your employer, effective 90 days after the end of the tax year in which the Taxable Event occurred. You agree that the loan will bear interest at the HMRC’s official rate and will be immediately due and repayable by you, and the Company and/or the employer may recover it at any time thereafter by withholding the funds from salary, bonus or any other funds due to you by the employer, by withholding Shares issued upon vesting and settlement of the PSUs or from the cash proceeds from the sale of Shares or by demanding cash or a cheque from you. You also authorize the Company to delay the issuance of any Shares to you unless and until the loan is repaid in full.

Notwithstanding the foregoing, if you are an executive officer or director (as within the meaning of Section 13(k) of the Exchange Act) of the Company, the terms of the immediately foregoing provision will not apply. In the event that you are an officer or executive director and Tax-Related Items are not collected from or paid by you within 90 days of the Taxable Event, the amount of any uncollected Tax-Related Items may constitute a benefit to you on which additional income tax and national insurance contributions may be payable. You acknowledge that the Company or the Employer may recover any such additional income tax and national insurance contributions at any time thereafter by any of the means referred to in Section 2.6 of the Agreement.

Avago Plan MY PSU Agreement (Revised Nov. 2018)

References to “tax withholding obligations”, “withholding tax” or similar terms in Sections 2.6(b) and 2.8(d) of the Agreement shall include social security contributions including primary and secondary class 1 national insurance contributions.

VENEZUELA

No country-specific provisions.

Avago Plan MY PSU Agreement (Revised Nov. 2018)

Annex 1

Broadcom Inc. and its subsidiaries

c/o Broadcom Inc.

1320 Ridder Park Drive

San Jose, CA 95131

United States

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Avago Plan MY PSU Agreement (Revised Nov. 2018)

Annex 2

Payroll Providers

Automatic Data Processing, Inc.

Allsec Technologies Limited

Aparajitha Corporate Services Pvt Ltd.

Baker Tilly Revas Limited

Balmer-Etienne AG

Bridgehead B.V.

Ceridian

Chronos Consulting

CIIC Shanghai Financial Co. Consulting Ltd.

Deloitte

EPI-USE Managed Solutions Pty Ltd.

Grant Thornton

Hilan

HR Outsourcing Korea

HTLC Network Group

HTM Corporation

In Extenso

L. K. Nakashe Consultants Pvt. Ltd.

Made Finance

N.S.N. Consulting & Investmentservices

Partena

Payfront (Excelity)

Payfront Technologies India Private Limited

Payroll Services Company Ltd.

PKF – Littlejohn Network Group

PTR Business Services

RSM

Rueter & Partner

Saffron Capital Advisors Pvt Ltd.

Sandhya Consultancy

SCS Global Tax Consulting Corporation

Sigmagest

Spira Twist & Associes

Squires Payroll Services

TMF Services Ltd.

TMF Hong Kong Ltd.

TMF (THAILAND) LIMITED

Tricor Services Limited

Wirtschaftsprufer / Steuerberater

3 Sixty Allied Services Inc.

AST - Accounting Services Tilmatic Ltd.

ATOSS

Beijing Foreign Enterprise Human Resources Service Co., Ltd

Benko Kotruljic

Dochazka

Ekspert SA 40

Elanor spol s.r.o.BB Centrum Brurnlovka

Fucik & Partner

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Avago Plan MY PSU Agreement (Revised Nov. 2018)

Gong Jung Global Accounting Corporation

Haneco Commercial Export - Import Company Ltd.

Hogia

Hubner & Hubner

IPL Research Ltd

Kiosque

Lacras Corporation

MYOB

Pay Asia Pte Ltd.

Sage Micropay

SBA Stone Forest Corporate Advisory (Shanghai) Co., Ltd.

Shanghai Foreign Service (Group) Co., LTD

Softcom

Synerion

Taidevelop Information Corp

TMF Poland sp.

Tricor Outsourcing Ltd (Thailand)

Tricor Services

Other vendors

BOSS YONETISIM AS

Box, Inc.

Compensia, Inc.

Deloitte Tax LLP

Diligent Corporation

Fidelity Stock Plan Services, LLC

Google Inc.

Innovation

International Law Solutions, PC

Latham & Watkins LLP

My Equity Comp

NAVEX Global, Inc.

PwC

ServiceNow

Studio Arlati Ghislandi

TMF Corporate Services (Australia) Pty Ltd.

Workday, Inc.

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Avago Plan MY PSU Agreement (Revised Nov. 2018)

Annex 3

ADDITIONAL PROVISIONS FOR EMPLOYEES IN DENMARK

ERKLÆRING OM TILDELING AF BETINGEDE AKTIEENHEDER, HERUNDER ERKLÆRING I HENHOLD TIL AKTIEOPTIONSLOVEN	STATEMENT CONCERNING GRANTING OF PERFORMANCE STOCK UNITS, INCLUDING STATEMENT PURSUANT TO THE DANISH STOCK OPTION ACT

Brocade Communications Denmark ApS (“Selskabet”)	Brocade Communications Denmark ApS (the “Company”)

Og Medarbejderen, der elektronisk har givet samtykke til vilkårene og betingelserne i Performance Stock Unit Award Agreement. (“Medarbejderen”)	And The individual providing services to the Company electronically consenting to the terms and conditions of the Performance Stock Unit Award Agreement. (the “Service Provider”)

Og Broadcom Inc. 1320 Ridder Park Drive San Jose, CA 95131 (“Moderselskabet”)	And Broadcom Inc. 1320 Ridder Park Drive San Jose, CA 95131 (the “Parent Company”)

har indgået Performance Stock Unit Award Agreement og alle bilag og tillæg hertil (“Tildelingsaftalen”) i relation til de Performance Stock Units (“PSU’er”), som Moderselskabet har tildelt Medarbejderen.

Denne erklæring (“Erklæringen”) udgør en erklæring til Medarbejderen i henhold til § 3, stk. 1 i lov om brug af køberet eller tegningsret til aktier m.v. i ansættelsesforhold (“Aktieoptionsloven”).

have entered into the Performance Stock Unit Award Agreement, including all exhibits and appendices thereto (the “Agreement”) concerning the Performance Stock Units (the “PSUs”) granted by the Parent Company to the Service Provider.

This statement (the “Statement”) constitutes a statement to the Service Provider pursuant to section 3 (1) of the Danish Act on the exercise of stock acquisition rights or stock subscription rights in employment relationships, etc. (the “Stock Option Act”).

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Avago Plan MY PSU Agreement (Revised Nov. 2018)

I tilfælde af uoverensstemmelser mellem Erklæringen og Tildelingsaftalen og/eller Medarbejderens ansættelsesaftale med Selskabet har Tildelingsaftalen forrang.	In the event of any discrepancies between the Statement and the Agreement and/or Service Provider’s contract of employment with the Company, this Agreement shall prevail.

Moderselskabet har vedtaget et Performance Stock Unit program, der omfatter medarbejdere i Moderselskabet og dettes datterselskaber, herunder Selskabets medarbejdere. Vilkårene for Performance Stock Unit-programmet, der også omfatter de Performance Stock Units, der tildeles i medfør af Tildelingsaftalen, er fastsat i “Avago Technologies Limited 2009 Equity Incentive Award Plan” (benævnt “Aktieincitamentsprogrammet”).	The Parent Company has adopted a Performance Stock Unit program covering the Service Providers of the Parent Company and its subsidiaries, including the employees of the Company. The terms of the Performance Stock Unit program, which also include the Performance Stock Units granted under the Agreement, appear from the “Avago Technologies Limited 2009 Equity Incentive Award Plan” (the “Equity Incentive Program”).

Vilkårene i Aktieincitamentsprogrammet finder anvendelse på Medarbejderens Performance Stock Units, medmindre Tildelingsaftalen fastsætter vilkår, der fraviger vilkårene i Aktieincitamentsprogrammet. I sådanne tilfælde har Tildelingsaftalen vilkår forrang.	The terms of the Equity Incentive Program apply to the Service Provider’s Performance Stock Units, unless the Agreement stipulates terms that deviate from the terms of the Equity Incentive Program. In such situations, the terms of the Agreement shall prevail.

Definitioner anvendt i Tildelingsaftalen skal have samme betydning som i Aktieincitamentsprogrammet, medmindre andet følger af Tildelingsaftalen.	The definitions of the Agreement shall have the same meaning as the definitions of the Equity Incentive Program, unless otherwise provided by Agreement.

1. PERFORMANCE STOCK UNITS OG VEDERLAG	1. PERFORMANCE STOCK UNITS AND CONSIDERATION

1.1  Medarbejderen tildeles løbende Performance Stock Units, der giver Medarbejderen ret til aktier (“Aktier”) i Moderselskabet og/eller kontantbetaling. De pågældende Performance Stock Units tildeles vederlagsfrit.

1.1  The Service Provider is granted Performance Stock Units on a current basis entitling the Service Provider to shares (“Shares”) in the Parent Company and/or cash payment. The Performance Stock Units are granted free of charge.

1.2 Værdien pr. aktie, som Performance Stock Units’erne repræsenterer vil blive som nærmere fastsat i Tildelingsaftalen.	1.2 The value per share that the Performance Stock Units represent shall be as specified in the Agreement.

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Avago Plan MY PSU Agreement (Revised Nov. 2018)

2. ØVRIGE VILKÅR OG BETINGELSER	2. OTHER TERMS AND CONDITIONS

2.1 Performance Stock Units’erne tildeles i overensstemmelse med Aktieincitamentsprogrammet.	2.1 The Performance Stock Units are granted under the Equity Incentive Program.

2.2 Performance Stock Units’erne tildeles efter Administrators skøn og når Administratoren måtte beslutte det.	2.2 The Performance Stock Units are granted at the discretion of the Administrator and at the timing of its discretion.

2.3 Performance Stock Units’erne optjenes i overensstemmelse med Tildelingsaftalen.	2.3 The Performance Stock Units shall vest as set forth in the Agreement.

2.4  Optjeningen af Performance Stock Units er betinget af, at Medarbejderen er ansat i Selskabet i optjeningsperioden, og der hverken tildeles eller optjenes Performance Stock Units efter ansættelsesforholdets ophør, uanset årsag hertil, jf. dog nedenfor. Optjeningen af Performance Stock Units påvirkes ikke af lovreguleret orlov.

2.4  The earning of Performance Stock Units is conditional on the Service Provider being employed with the Company for the duration of the vesting period and no Performance Stock Units are granted or earned after the termination of the employment, regardless of the reason for such termination, cf. however below. The earning of Performance Stock Units is not influenced by statutory leave.

3. UDNYTTELSE	3. EXERCISE

3.1  Efter optjeningsperioden kan Optjente Performance Stock Units udnyttes forudsat, at de ikke er bortfaldet efter vilkårene i Tildelingsaftalen og indtil det tidspunkt, hvor sådanne Performance Stock Units ophører, bortfalder og/eller fortabes i overensstemmelse med vilkårene i Tildelingsaftalen.

3.1  Following vesting, earned Performance Stock Units will be exercisable as long as they remain validly outstanding pursuant to the Agreement, until the date such Performance Stock Units are terminated, cancelled and/or forfeited pursuant to the terms of the Agreement.

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Avago Plan MY PSU Agreement (Revised Nov. 2018)

3.2  Såfremt (i) Selskabet opsiger Medarbejderens ansættelsesforhold, uden at Medarbejderen har misligholdt ansættelsesforholdet, eller (ii) Medarbejderen opsiger ansættelsesforholdet som følge af Selskabets grove misligholdelse, har Medarbejderen uanset opsigelsen ret til betaling af ikke-optjente og ikke-udbetalte Performance Stock Units i overensstemmelse med Aktieincitamentsprogrammet og Tildelingsaftalen.

3.2  In the event that (i) the Company terminates the Service Provider’s employment for reasons other than the Service Provider’s breach of the employment, or (ii) the Service Provider terminates the employment due to material breach on the part of the Company, the Service Provider is, irrespective of the termination, entitled to settlement of any unvested Performance Stock Units remaining unsettled in accordance with the Equity Incentive Program and the Agreement.

3.3  I tilfælde af Medarbejderens opsigelse, uden at Selskabet groft har misligholdt ansættelsesforholdet, fortabes og bortfalder alle ikke-optjente Performance Stock Units, der ikke er udbetalt på det tidspunkt, hvor ansættelsen ophører, uden yderligere varsel og uden kompensation. Medarbejderen bevarer dog retten til betaling for optjente og ikke-udbetalte Performance Stock Units i overensstemmelse med Aktieincitamentsprogrammet og Tildelingsaftalen.

3.3  If the Service Provider terminates the employment without the Company being in gross breach of the employment, all unvested Performance Stock Units, which have not been exercised at the time of the termination, will be forfeited and lapse without further notice or compensation. The Service Provider, however is entitled to settlement of all vested Performance Stock Units which have not been settled at the time of the termination in accordance with the Equity Incentive Program and the Agreement.

3.4  I tilfælde af Selskabets opsigelse og/eller bortvisning som følge af Medarbejderens misligholdelse af ansættelsesforholdet bortfalder Medarbejderens Performance Stock Units som ikke er optjent uden yderligere varsel eller kompensation pr. ansættelsesforholdets ophør.

3.4  If the Company terminates and/or summarily dismisses the Service Provider due the Service Provider’s breach of the employment, all Performance Stock Units, which have not vested at the time of termination, will lapse without further notice or compensation at the effective date of termination.

3.5  Ved Medarbejderens død bortfalder Medarbejderens ikke-optjente Performance Stock Units uden yderligere varsel og kompensation pr. dødstidspunktet. Boet og/eller arvingerne er i øvrigt i enhver henseende underlagt de for Medarbejderen fastsatte vilkår for Performance Stock Units og de dertil knyttede aktier.

3.5  In the event of the Service Provider’s death, unvested Performance Stock Units will lapse without further notice and compensation as at the time of death. The estate and/or the beneficiaries are subject to the terms governing the Service Provider’s Performance Stock Units and the related Shares.

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Avago Plan MY PSU Agreement (Revised Nov. 2018)

3.6  Ved aldersbetinget pensionering (folkepension) eller særskilt aftale herom og ved invaliditet har Medarbejderen ret til at få udbetaling for tildelte, ikke-udbetalte Performance Stock Units. Medarbejderen er underlagt de for Medarbejderne fastsatte vilkår for Performance Stock Units og de dertil knyttede aktier.

3.6  Upon retirement due to old age (“folkepension”) or separate agreement in this respect and in the event of disability, the Service Provider is entitled to settlement of granted and unsettled Performance Stock Units. The Service Provider is subject to the terms governing the Performance Stock Units and the related Shares.

4. REGULERING AF PERFORMANCE STOCK UNITS	4. ADJUSTMENT OF THE PERFORMANCE STOCK UNITS

Regulering ved kapitalændringer	Adjustment in connection with capital changes

4.1  Såfremt der sker en ændring i antallet af udestående Aktier som følge af ændring i Moderselskabets kapitalstruktur uden vederlag såsom aktieudbytte, rekapitalisering, aktiesplit, omvendt aktiesplit, rekonstruktion, fusion, konsolidering, opdeling, kombination, genkøb eller ombytning af Selskabets Aktier eller øvrige værdipapirer eller andre ændringer i Moderselskabets selskabsstruktur, der kan påvirke Aktien, kan der gennemføres justeringer, der kan påvirke Aktieincitamentsprogrammet, herunder en justering af antallet af samt klassen af Aktier, der kan opnås i henhold til Programmet, af Købsprisen pr. aktie og af det antal Aktier for hver option i henhold til Programmet, der endnu ikke er udnyttet, og de talmæssige begrænsninger i Aktieincitamentsprogrammet.

4.1  If the number of outstanding Shares is changed by a modification in the capital structure of the Parent Company without consideration such as a stock dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, combination, repurchase or exchange of Shares or other securities of the Parent Company or other change in the corporate structure of the Parent Company affecting the Shares, adjustments may be made that may impact the Equity Incentive Program and the Performance Stock Units including adjusting the number and class of Shares that may be delivered under the Equity Incentive Program and the numerical limits of the Equity Incentive Program.

Andre ændringer	Other changes

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Avago Plan MY PSU Agreement (Revised Nov. 2018)

4.2  I tilfælde af forslag om opløsning eller likvidation af Selskabet, og i tilfælde af fusion eller ændring i kontrollen med Selskabet eller Moderselskabet, kan der ske andre reguleringer i Aktieincitamentsprogrammet og Performance Stock Units.

4.2  In the event of a proposed dissolution or liquidation of the Parent Company and in the event of a merger or a change in control of the Parent Company, other adjustments may be made to the Equity Incentive Program and the Performance Stock Units.

Administrators regulering af Optioner	Administrator’s regulation of Options

4.3  Administrators adgang til at regulere Performance Stock Units i de i § 4 omhandlede situationer er reguleret af punkt 4 i Aktieincitamentsprogrammet. Med hensyn til Administrators generelle adgang til at ændre eller opsige Aktieincitamentsprogrammet, henvises der til punkt 4 i Aktieincitamentsprogrammet Bilag 1.

4.3  The Administrator’s access to regulation of the Performance Stock Units in the situations comprised by this section 4 shall be regulated by the terms and conditions of the Equity Incentive Program. As regards the Administrator’s, general access to amend or terminate the Equity Incentive Program reference is made to the Equity Incentive Program Section 13.4 and Section 3.7 of the Agreement.

5. ØKONOMISKE ASPEKTER VED DELTAGELSE I ORDNINGEN	5. THE FINANCIAL ASPECTS OF PARTICIPATING IN THE SCHEME

5.1  Performance Stock Units’erne er risikobetonede værdipapirer, der er afhængige af aktiemarkedet og Moderselskabets resultater. Som følge heraf er der ingen garanti for, at Performance Stock Units’erne udløser en fortjeneste. Performance Stock Units’erne skal ikke medregnes ved opgørelsen af feriepenge, fratrædelsesgodtgørelse, godtgørelse eller kompensation fastsat ved lov, pension og lignende.

5.1  The Performance Stock Units are risky securities the potential value of which is influenced by the market for Shares and the Parent Company’s results. Consequently, there is no guarantee that the vesting of the Performance Stock Units will trigger a profit. The Performance Stock Units are not to be included in the calculation of holiday allowance, severance pay, statutory allowance and compensation, pension and similar payments.

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Avago Plan MY PSU Agreement (Revised Nov. 2018)

6. SKATTEMÆSSIGE FORHOLD	6. TAX MATTERS

6.1  De skattemæssige konsekvenser for Medarbejderen som følge af tildelingen af Performance Stock Units og den efterfølgende udnyttelse heraf er i sidste ende Medarbejderens ansvar. Selskabet opfordrer Medarbejderen til selvstændigt at indhente rådgivning om den skattemæssige behandling af tildeling og udnyttelse af Performance Stock Units.

6.1  Any tax consequences for the Service Provider arising out of the Performance Stock Units and the exercise thereof are ultimately the responsibility of the Service Provider. The Company encourages the Service Provider to obtain individual tax advice in relation to the effect of grant and vesting of the Performance Stock Units.

7. OVERDRAGELSE OG PANTSÆTNING AF OPTIONER MV.	7. TRANSFER AND PLEDGING OF OPTIONS, ETC.

7.1  Performance Stock Units er personlige. Ingen rettigheder om betaling for Performance Stock Units eller tildeling af Aktier i henhold til Aktieincitamentsprogrammet kan overdrages, overføres, pantsættes eller på anden vis disponeres over af Medarbejderen, frivilligt eller ved udlæg.

7.1  The Performance Stock Units are personal instruments. No rights with regard to settlement of Performance Stock Units or to receive Shares under the Equity Incentive Program may assigned, transferred, pledged or otherwise disposed of in any way by the Service Provider whether voluntarily or by execution.

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Avago Plan MY PSU Agreement (Revised Nov. 2018)

EXHIBIT C

BROADCOM INC. MANDATORY EMPLOYMENT ARBITRATION AGREEMENT

Broadcom Inc., together with all direct and indirect subsidiaries of Broadcom Inc., including the Broadcom Inc. entity by which Participant is employed (collectively, the “Company”) has adopted this Mandatory Employment Arbitration Agreement (the “Agreement”) to govern all disputes between the Company and Participant.

1.

General Intent of the Parties. It is the intent of the Company and the Participant that all employment related disputes between the Company and Participant will, to the fullest extent permitted by law, be resolved by final and binding arbitration.

2.

Covered Claims. “Covered Claims” include any and all claims or controversies between the Company and any Participant (or between one or more Participants, employees and any present or former officer, director, agent, or employee of the Company or any parent, subsidiary, or other entity affiliated with the Company), including claims or controversies that are related to employment, compensation, including equity awards, or receipt of or eligibility for benefits arising out of employment, and post-employment disputes including, without limitation, contract claims, tort claims, common law claims and claims based on any federal, state or local law, statute, or regulation, including but not limited to any claims arising under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Family Medical Leave Act, and any other applicable federal or state law or regulation or local ordinance governing employment and compensation; but excluding Excluded Claims.

3.

Excluded Claims. Excluded Claims are not subject to arbitration. “Excluded Claims” include (a) claims for unemployment and workers’ compensation benefits, (b) claims under the National Labor Relations Act, (c) administrative claims for unpaid wages or waiting time penalties before the California Division of Labor Standards Enforcement and any other administrative claims that an employee cannot, as a matter of law, be required to assert solely by arbitration; provided, however, that any appeal from an award or from denial of an award by any administrative agency with primary jurisdiction shall be arbitrated pursuant to the terms of this Agreement; (d) to the extent DFARS 252.222-7006 applies, any claims under Title VII of the Civil Rights Act of 1964, or any tort arising out of sexual harassment or sexual assault, unless the Participant further consents to arbitration after the time the dispute arises; and (e) representative claims brought under the California Private Attorney General Act.

4.

Provisional Remedies. This Agreement does not limit the right of the Company or Participant to seek any provisional remedy, including, without limitation, injunctive or similar relief, from any court of competent jurisdiction as may be necessary to protect the Company’s or Participant’s rights and interests pending the outcome of an arbitration, including but not limited to claims for violation of any non-disclosure or other agreement between Participant and the Company for the protection of confidential and proprietary information and trade secrets and/or invention assignment.

5.

Arbitration. Covered Claims shall be resolved by final and binding arbitration in the County in which the Participant currently works or last worked for the Company. The arbitration will be conducted by a single, neutral arbitrator in accordance with the JAMS (Judicial Arbitration and Mediation Service) Employment Arbitration Rules and Procedures, which can be found at www.jamsadr.com, or by any other arbitration provider mutually agreed by the Company and Participant. The arbitrator will be selected in accordance with JAMS’s applicable arbitrator

Avago Plan MY PSU Agreement (Revised Nov. 2018)

selection rules, or the selection rules of any other agreed arbitration provider. The Company and Participant shall be entitled to more than minimal discovery and the arbitrator shall prepare a written decision containing the essential findings and conclusions on which the award is based so as to ensure meaningful judicial review of the decision. The arbitrator shall apply the same substantive law, with the same statutes of limitation and the same remedies that would apply if the claims were brought in a court of law.

6.

Enforcement. Either the Company or Participant may bring an action in court to compel arbitration under this Agreement and to enforce an arbitration award, and shall be entitled to recover fees and costs associated with any such motion to compel arbitration or to enforce an arbitration award. Otherwise, except as provided in Section 4, above, neither the Company nor Participant shall initiate or prosecute any lawsuit or claim in any way related to any arbitrable claim, including without limitation any claim as to the making, existence, validity, or enforceability of this Agreement.

7.

Governing Law. The arbitration provisions of this Agreement shall be governed by and enforceable pursuant to the Federal Arbitration Act. In all other respects for provisions not governed by the Federal Arbitration Act, this Agreement shall be construed in accordance with the laws of the state in which the Participant currently works, or last worked, for the Company, without reference to conflicts of law principles.

8.

Costs of Arbitration. The Company shall pay all costs unique to arbitration, including without limitation arbitration administrative fees, arbitrator compensation and expenses, and costs of any witnesses called by the arbitrator (“Arbitration Costs”). Unless otherwise ordered by the arbitrator under applicable law, the Company and Participant shall each bear his, her or its own expenses, such as expert witness fees and attorneys’ fees and costs. Nothing herein shall prevent the Company or Participant from seeking a statutory award of reasonable attorneys’ fees and costs.

9.

Waiver of Right to Jury Trial; Class Action Waiver. THE COMPANY AND PARTICIPANT UNDERSTAND AND AGREE THAT THIS AGREEMENT CONSTITUTES A WAIVER OF THEIR RIGHT TO A TRIAL BY JURY OF ANY COVERED CLAIMS. PARTICIPANT UNDERSTANDS AND ACKNOWLEDGES THAT THIS AGREEMENT ALSO CONSTITUTES A WAIVER OF PARTICIPANT’S RIGHT TO BRING ANY CLAIM AS PART OF OR IN CONNECTION WITH A CLASS ACTION LAWSUIT OR CLAIM. THE PARTIES AGREE THAT NO COVERED CLAIM SHALL BE RESOLVED BY A JURY TRIAL AND NO COVERED CLAIM SHALL BE BROUGHT AS A CLASS ACTION.

10.	At-Will Employment. Nothing in this Agreement is intended to or shall modify the at-will nature of employment at the Company.

11.

Severability and Survival. If any provision of this Agreement shall be held by a court or the arbitrator to be invalid, unenforceable, or void, such provision shall be enforced to the fullest extent permitted by law, and the remainder of this Agreement shall remain in full force and effect. The Company’s and Participant’s obligations under this Agreement shall survive the termination of the employment relationship.

12.

Complete Agreement. This Agreement contains a full and complete statement of the agreements and understandings as between the Company and Participant regarding resolution of disputes between them, and supersedes and replaces all previous agreements, whether written or oral, express or implied, relating to the subjects covered in this Agreement.

Avago Plan MY PSU Agreement (Revised Nov. 2018)

13.

Opportunity to Consult with Counsel. PARTICIPANT ACKNOWLEDGES AND AGREES THAT PARTICIPANT WAS AFFORDED THE OPPORTUNITY TO DISCUSS THIS AGREEMENT WITH LEGAL COUNSEL AND HAS EITHER TAKEN ADVANTAGE OF THAT OPPORTUNITY, OR VOLUNTARILY DECLINED TO DO SO.

Avago Plan MY PSU Agreement (Revised Nov. 2018)